Filed Pursuant to Rule 424(b)(5)

Registration No. 333-216741

PROSPECTUS SUPPLEMENT

(to Prospectus dated March 30, 2017)

Up to $10,000,000

Common Stock

We have entered into an Equity Distribution Agreement with Canaccord Genuity Inc. (Canaccord) relating to shares of our common stock, $0.01 par value per share, offered by this prospectus supplement and the accompanying prospectus. In accordance with the terms of the Equity Distribution Agreement, we may offer and sell shares of our common stock from time to time up to an aggregate offering price of $10 million through Canaccord, acting as sales agent.

Upon our delivery of a placement notice and subject to the terms and conditions of the Equity Distribution Agreement, Canaccord may sell the common stock by methods deemed to be an “at the market” offering as defined in Rule 415 promulgated under the Securities Act of 1933, as amended (the Securities Act), including sales made directly on The Nasdaq Capital Market, on any other existing trading market for the common stock or to or through a market maker other than on an exchange. In addition, with our prior written approval, Canaccord may also sell the common stock by any other method permitted by law, including in privately negotiated transactions. Canaccord will act as sales agent using its commercially reasonable efforts consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of The Nasdaq Capital Market. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

We will pay Canaccord a commission, or allow a discount, for its services in acting as agent in the sale of common stock equal to 3.0% of the gross sales price per share of all shares sold through it as agent under the Equity Distribution Agreement. See “Plan of Distribution” for information relating to certain expenses of Canaccord to be reimbursed by us.

In connection with the sale of common stock on our behalf, Canaccord may be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation to Canaccord will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to Canaccord with respect to certain liabilities, including liabilities under the Securities Act.

Our common stock is listed on The Nasdaq Capital Market under the symbol “HSGX.” The last sale price of our common stock on March 13, 2018, as reported by The Nasdaq Capital Market, was $2.80 per share.

We are an emerging growth company as that term is used in the Jumpstart Our Business Startups Act of 2012 and, as such, have elected to comply with certain reduced public company reporting requirements for this prospectus supplement, the documents incorporated by reference herein and future filings.

As of March 15, 2018, the aggregate market value of our outstanding common stock held by non-affiliates was approximately $72,538,483.16 based on 28,687,412 shares of outstanding common stock, of which 3,324,306 shares are held by affiliates, at a price of $2.86 per share, which was the last reported trading price of our common stock on The Nasdaq Capital Market on March 9, 2018. As of the date of this prospectus supplement, we have sold $6,325,010.90 of securities pursuant to General Instruction I.B.6 of Form S-3 during the prior 12-calendar month period that ends on, and includes, the date of this prospectus supplement.

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page S-7 of this prospectus supplement and page 6 of the accompanying base prospectus, as well as the information under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2017 and in the other documents incorporated by reference into this prospectus supplement and the accompanying prospectus for a discussion of the factors you should carefully consider before investing in our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying base prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Canaccord Genuity

Prospectus Supplement dated March 15, 2018.

Prospectus Supplement

Prospectus

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ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus relate to the offering of shares of our common stock. Before buying any shares of our common stock offered hereby, we urge you to carefully read this prospectus supplement and the accompanying prospectus, together with the information incorporated herein and therein by reference as described under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.” These documents contain important information that you should consider when making your investment decision.

On March 16, 2017, we filed with the Securities and Exchange Commission (the SEC) a registration statement on Form S-3 (File No. 333-216741) utilizing a shelf registration process relating to the securities described in this prospectus supplement, which registration statement became effective on March 30, 2017. Under this shelf registration process, we may, from time to time, sell common stock and other securities, including this offering.

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of common stock and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into the prospectus and this prospectus supplement. The second part, the accompanying prospectus dated March 30, 2017, including the documents incorporated by reference therein, gives more general information, some of which does not apply to this offering. Generally, when we refer to this prospectus, we are referring to both parts of this document combined.

If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information contained in this prospectus supplement. However, if any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference — the statement in the document having the later date modifies or supersedes the earlier statement. In particular, with respect to any information contained in this prospectus supplement, on the one hand, and information in the accompanying prospectus or documents incorporated by reference, on the other hand, the information in this prospectus supplement shall control.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in the prospectus supplement or the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

The industry and market data and other statistical information contained herein or in the documents we incorporate by reference are based on management’s own estimates, independent publications, government publications, reports by market research firms or other published independent sources and, in each case, are believed by management to be reasonable estimates. Although we believe these sources are reliable, we have not independently verified the information.

All references in this prospectus supplement and the accompanying base prospectus to “Histogenics,” “Histogenics Corporation,” the “Company,” “we,” “us,” “our,” or similar references refer to Histogenics Corporation and its subsidiaries on a consolidated basis, except where the context otherwise requires or as otherwise indicated.

HISTOGENICS (and design), our logo design and NEOCART are our registered trademarks. This prospectus also contains trademarks, registered marks and trade names of other companies. Any other trademarks, registered marks and trade names appearing in this prospectus are the property of their respective holders.

FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying base prospectus and the documents incorporated by reference in these documents contain forward-looking statements. Words such as, but not limited to, “anticipate,” “believe,” “contemplates,” “continue,” “could,” “design,” “estimate,” “expect,” “intend,” “likely,” “may,” “ongoing,” “plan,” “potential,” “predict,” “project,” “will,” “would,” “seek,” “should,” “target,” or the negative of these terms and similar expressions or words, identify forward-looking statements. Forward-looking statements are based upon current expectations that involve risks, changes in circumstances, assumptions and uncertainties. Important factors that could cause actual results to differ materially from those reflected in our forward-looking statements include, among others:

•	the ability to obtain and maintain regulatory approval of our product candidates and the labeling for any approved products, including the timing of availability of clinical trial data from enrolled clinical trials and the timing of filings such as a Biologics License Application (BLA);

•	the scope, progress and costs of developing and commercializing our product candidates;

•	our expectations regarding our expenses and revenues, the sufficiency of our cash resources, the timing of our future profitability, if at all;

•	our ability to establish and maintain development and commercialization partnerships;

•	our need for additional financing and our ability to raise additional funds on commercially reasonable terms;

•	the timing and success of preclinical studies and clinical trials conducted by us and our development partners;

•	the timing of enrollment, commencement and completion of our clinical trials;

•	our securities’ or industry analysts’ expectations regarding the timing and success of our clinical trials;

•	our technology, manufacturing capacity, location and partners;

•	our ability to adequately manufacture our product candidates and the raw materials utilized therein;

•	our ability to obtain and maintain intellectual property protection for our product candidates and our cell therapy technology platform;

•	our ability to commercialize and gain broad market acceptance for NeoCart, if approved;

•	the rate and degree of reimbursement and market acceptance of any of our product candidates;

•	our expectations regarding competition, including the actions of competitors and the perceived relative performance in the marketplace of NeoCart as compared to competitive products;

•	the size and growth of the potential markets for our product candidates and our ability to serve those markets;

•	our ability to manufacture our product candidates at an acceptable cost and scale to serve those markets;

•	our anticipated growth strategies;

•	the anticipated trends and challenges in our business and the market in which we operate;

•	our ability to attract and retain key personnel;

•	our ability to operate our business in compliance with the covenants and restrictions that we are subject to under our loan and security agreement;

•	regulatory developments in the United States and foreign countries; and

•	our plans for the use of our cash and cash equivalents.

In addition, you should refer to the section of this prospectus supplement entitled “Risk Factors” as well as the documents we have incorporated by reference for a discussion of other important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements. As a result of these factors, we cannot assure you that the forward-looking statements in this prospectus supplement will prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all.

All written and verbal forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We caution investors not to rely too heavily on the forward-looking statements we make or that are made on our behalf. We undertake no obligation, and specifically decline any obligation, to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

PROSPECTUS SUMMARY

The following summary is qualified in its entirety by, and should be read together with, the more detailed information and financial statements and related notes thereto appearing elsewhere or incorporated by reference in this prospectus supplement and the accompanying base prospectus. Before you decide to invest in our common stock, you should read the entire prospectus supplement and the accompanying base prospectus carefully, including the risk factors and the financial statements and related notes incorporated by reference in this prospectus supplement and the accompanying base prospectus.

About Histogenics Corporation

We are a leader in the development of restorative cell therapies (RCTs). We use the term RCT to refer to a new class of products we are developing that are designed to offer patients rapid-onset pain relief and restored function through the repair of damaged or worn tissue. Our lead investigational product, NeoCart, is an innovative cell therapy that utilizes various aspects of our RCT technology platform to treat tissue injury in the field of orthopedics, specifically cartilage damage in the knee. NeoCart is designed to rebuild a patient’s own knee cartilage to treat pain at the source, improve function and potentially prevent a patient’s progression to osteoarthritis (OA). We have designed NeoCart to perform like articular hyaline cartilage at the time of treatment with the objective of providing patients with an accelerated recovery as compared to other alternatives, including microfracture, the current standard-of-care used to treat knee cartilage damage. NeoCart is one of the most rigorously studied restorative cell therapies for orthopedic use and is currently in a 249 patient, Phase 3 clinical trial. Patient enrollment in this trial is complete with top-line, one-year superiority data expected in the third quarter of 2018, with a potential BLA expected in the third quarter of 2018.

In December 2017, we entered into a license agreement with MEDINET Co., Ltd. (MEDINET) for the development and commercialization of NeoCart in Japan for the replacement or repair of damaged, worn or defective cartilage. Pursuant to the terms of the license agreement, we received a non-refundable, up-front payment of $10.0 million before deducting expenses and we are eligible to receive up to an additional $76.9 million in milestones plus a transfer price for clinical and commercial supply and royalties, consisting of:

•	potential regulatory and development milestone payments of up to an aggregate of $10.5 million;

•	sales-dependent milestones of up to an aggregate of $66.4 million; and

•	tiered royalties on net sales of NeoCart in Japan.

In return for such consideration, MEDINET gained exclusive development and commercialization rights to NeoCart in Japan. We intend to explore additional opportunities to license the rights to NeoCart in other territories outside the United States, where advanced regenerative medicine regulatory pathways may exist and appropriate market need is identified.

Joint, or articular, cartilage covers the ends of bones and allows for joints to glide smoothly with minimal friction. Cartilage damage, or chondral defects, can be caused by acute trauma, such as a bad fall or sports-related injury, or by repetitive trauma, such as general wear over time. Unlike other tissues in the body, joint cartilage has no innate ability to repair itself, making any injury permanent. Left untreated, even a small defect can expand in size and progress to debilitating OA, potentially necessitating a joint replacement procedure. An estimated 27 million people in the United States and 630 million people worldwide suffer from OA. Compelling demographic trends, such as the growing population of aging yet active individuals and rising rates of obesity, are expected to be key drivers in the continued growth of osteoarthritis occurrence. OA is more common in adults over the age of 50, but the condition and precursors of the condition can be observed much earlier, and cartilage damage is believed to be one of the leading contributors of this disease.

NeoCart is based on our RCT technology platform, which we believe has the potential to be used for a broad range of additional therapeutic indications combines expertise in the following areas:

•	Cell therapy and processing: the handling of tissue biopsies and the extraction, isolation and expansion of the cells;

•	Biomaterials and Scaffold: three-dimensional biomaterials and structures that enable the proper delivery, distribution and organization of cells in their natural environment to support tissue formation;

•	Tissue engineering: the use of a combination of cells, engineering and biomaterials to improve or restore biological functions; and

•	Bioadhesives: natural, biocompatible materials that act as adhesives for biological tissue and allow for natural cell and tissue infiltration and integration with native cells.

NeoCart is a cartilage-like tissue implant created using a patient’s own cartilage cells through a series of tissue engineering processes. First, the patient’s cells are separated from a tissue biopsy specimen extracted from the patient and multiplied in our manufacturing facilities. The cells are then infused into our proprietary three-dimensional scaffold that provides structure for the developing tissue. Before a patient is treated with NeoCart, the cell and scaffold construct undergoes a bioengineering process in our proprietary Tissue Engineering Processor (TEP). Our TEP is designed to mimic the conditions found in a joint so that the tissue is prepared to begin functioning like normal healthy cartilage prior to treatment. We use a unique bioadhesive to anchor NeoCart at the site of the cartilage injury and seal the implant to the surrounding native cartilage. The use of our proprietary bioadhesive eliminates the need for complicated suturing, results in a rapid, controllable set-time, and enables the NeoCart to integrate with the surrounding native cartilage. We believe that our completed Phase 1 and Phase 2 clinical trials provide preliminary evidence of the safety of NeoCart and the improvement in pain and function in patients treated with NeoCart.

In the second quarter of 2017, we completed enrollment of a 249 patient Phase 3 clinical trial for NeoCart in the United States and Canada to provide evidence of the safety and effectiveness of NeoCart as compared to microfracture to treat cartilage defects in the knee. The trial is being conducted under a Special Protocol Assessment (the SPA) with the United States Food and Drug Administration (the FDA). Pursuant to the SPA, we formally and prospectively reached agreement with the FDA on key elements of the Phase 3 clinical trial protocol, including design, endpoints and statistical analyses of the resulting study data, including the one-year superiority primary endpoint. The SPA is binding on the FDA review division except under limited circumstances such as unforeseen safety issues. If the clinical trial is successful, the data may be used to support efficacy claims for NeoCart approval and demonstrate clinical superiority over the current standard of care, microfracture. Microfracture consists of the creation of tiny holes or “fractures” in the bone underneath the injured cartilage leading to formation of a blood clot in the affected area. The blood and bone marrow that form the clot contain stem cells, which are believed to grow into cartilage-building cells, as well as growth factors to support cell function and development of replacement cartilage matrix.

We have devoted substantially all of our resources to the development of our cell therapy technology platform and manufacturing processes, the preclinical and clinical advancement of our product candidates, the creation and protection of related intellectual property and the provision of general and administrative support for these operations. Prior to 2014, we generated revenue from product sales, collaboration activities and grants. We have funded our operations primarily through the private placement of preferred stock and convertible promissory notes, through commercial bank debt, the proceeds from our initial public offering in 2014, our private placement in September 2016 and our underwritten registered direct offering in January 2018.

We have never been profitable and have incurred net losses in each year since inception. Our accumulated deficit was $208.2 million as of December 31, 2017. Substantially all of our net losses resulted from costs incurred in connection with our research and development programs and from general and administrative costs associated with our operations. Our net losses may fluctuate significantly from quarter to quarter and year to year. We expect to continue to incur significant expenses and operating losses in connection with our ongoing activities as we:

•	continue scale up and improve of our manufacturing processes to support commercialization of NeoCart, if approved;

•	seek regulatory approvals and reimbursement from payors for NeoCart or any other product candidates that successfully complete clinical trials;

•	prepare to commercialize NeoCart, if approved;

•	seek to gain adequate reimbursement for NeoCart from third-party payors and insurers, if approved;

•	continue our research and development efforts;

•	conduct clinical trials of our future product candidates;

•	manufacture preclinical study and clinical trial materials;

•	hire additional clinical, quality control and technical personnel to conduct any future clinical trials;

•	hire additional scientific personnel to support our product development efforts;

•	maintain, expand and protect our intellectual property portfolio;

•	implement operational, financial and management systems associated with the potential commercialization of NeoCart, if approved; and

•	hire additional general and administrative personnel as we continue to scale up and prepare for the potential commercialization of NeoCart, if approved.

We do not expect to generate any future revenue from product sales until we successfully complete development and obtain regulatory approval for one or more of our product candidates, which we expect will take place in the next few years. If we obtain regulatory approval for any of our product candidates, we expect to incur significant commercialization expenses related to product sales, marketing, manufacturing and distribution. Accordingly, we will seek to fund our operations through public or private equity or debt financings or other sources. However, we may be unable to raise additional funds or enter into such other arrangements when needed, on favorable terms, or at all. Our failure to raise capital or enter into such other arrangements when needed would have a negative impact on our financial condition and ability to develop our product candidates.

Corporate Information

We were originally incorporated as a Massachusetts corporation in 2000. In 2006, we underwent a corporate reorganization pursuant to which we were incorporated as a Delaware corporation. Our principal offices are located at 830 Winter Street, 3rd Floor, Waltham, Massachusetts 02451, and our telephone number is (781) 547-7900. Our website address is www.histogenics.com. Our website and the information contained on, or that can be accessed through, our website shall not be deemed to be incorporated by reference in, and are not considered part of, this prospectus and our reference to the URL for our website is intended to be an inactive textual reference only. You should not rely on any such information in making your decision whether to purchase our common stock.

Implications of Being an Emerging Growth Company

As a company with less than $1.07 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the JOBS Act). An emerging growth company may take advantage of specified reduced reporting and other burdens that are otherwise applicable generally to public companies. These provisions include:

•	a requirement to have only two years of audited financial statements and only two years of related management’s discussion and analysis;

•	exemption from the auditor attestation requirement on the effectiveness of our internal controls over financial reporting;

•	reduced disclosure about the company’s executive compensation arrangements; and

•	no non-binding advisory votes on executive compensation or golden parachute arrangements.

We may take advantage of these provisions until December 31, 2019 or until such earlier time that we are no longer an emerging growth company. We would cease to be an emerging growth company if we have more than $1.07 billion in annual revenue, have more than $700 million in market value of our capital stock held by non-affiliates, or issue more than $1.0 billion of non-convertible debt over a three-year period. We may choose to take advantage of some but not all of these reduced burdens.

We have elected to take advantage of certain of the reduced disclosure obligations in this prospectus supplement, the accompanying base prospectus and in the documents incorporated herein and therein by reference and may elect to take advantage of other reduced reporting requirements in future filings. Additionally, as a smaller reporting company we have taken advantage of certain reduced reporting obligations available to smaller reporting companies.

The JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. We have irrevocably elected not to avail ourselves of this exemption and, as a result, we adopt new or revised accounting standards on the relevant dates on which adoption of such standards is required for other public companies that are not emerging growth companies.

THE OFFERING

The following summary contains basic information about this offering. The summary is not intended to be complete. You should read the full text and more specific details contained elsewhere in this prospectus supplement and the accompanying base prospectus.

Common stock offered by us	Shares of our common stock having an aggregate offering price of up to $10 million.

Common stock to be outstanding after this offering	Up to 32,258,841 shares, assuming sales at a price of $2.80 per share, which was the closing price of our common stock on The Nasdaq Capital Market on March 13, 2018. The actual number of shares issued will vary depending on the sales price under this offering.

Plan of Distribution	“At the market offering” that may be made from time to time through Canaccord, our sales agent. See “Plan of Distribution” on page S-16.

Use of proceeds	We intend to use the net proceeds from this offering for working capital and other general corporate purposes. See the section titled “Use of Proceeds.”

Risk Factors	You should read the “Risk Factors” section of this prospectus supplement and in the documents incorporated by reference in this prospectus supplement for a discussion of factors to consider before deciding to purchase shares of our common stock.

The Nasdaq Capital Market symbol	HSGX

The number of shares of common stock that will be outstanding immediately after this offering as shown above is based on 28,687,412 shares of common stock outstanding as of March 15, 2018, which includes:

•	24,571,029 shares of our common stock outstanding as of December 31, 2017;

•	1,423,970 shares of common stock issued upon the conversion of shares of our Series A Convertible Preferred Stock following December 31, 2017;

•	2,691,494 shares of our common stock issued to investors in a registered directed offering completed in January 2018; and

•	919 shares of our common stock issued pursuant to the exercise of outstanding options;

and excludes:

•	2,158,348 shares of common stock issuable upon the exercise of outstanding options under our 2013 Equity Incentive Plan (the 2013 Plan) as of December 31, 2017, with a weighted average exercise price of $4.40 per share;

•	13,633,070 shares of common stock issuable upon the exercise of outstanding warrants, with a weighted average exercise price of $2.23 as of December 31, 2017;

•	622,987 shares of our common stock issuable upon conversion of shares of our Series A Convertible Preferred Stock as of the date of this prospectus supplement;

•	1,326,762 shares reserved for issuance under the 2013 Plan as of December 31, 2017 (including 982,841 shares added to the 2013 Plan as of January 1, 2018 in accordance with automatic annual adjustment under the terms of the 2013 Plan); and

•	361,973 shares reserved for issuance under our 2013 Employee Stock Purchase Plan (the ESPP) as of December 31, 2017 (including 51,832 shares added to the ESPP as of January 1, 2018 in accordance with automatic annual adjustment under the terms of the ESPP).

Unless otherwise indicated, all information in this prospectus assumes no conversion of preferred stock, exercise of the outstanding options or warrants, or settlement of outstanding restricted stock units, described above.

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described under “Risk Factors” in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, and all of the other information contained in this prospectus supplement and the accompanying base prospectus, and incorporated by reference into this prospectus supplement and the accompanying base prospectus, including our financial statements and related notes, before investing in our common stock. If any of the possible adverse events described below or in those sections actually occur, our business, business prospects, cash flow, results of operations or financial condition could be harmed, the trading price of our common stock could decline, and you might lose all or part of your investment in our common stock. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our operations and results.

Risks Related to This Offering and Our Common Stock

An active trading market for our common stock may not develop or be sustained and investors may not be able to resell their shares at or above the price at which they purchased them.

We have a limited history as a public company. An active trading market for our shares may never develop or be sustained. In the absence of an active trading market for our common stock, investors may not be able to sell their common stock at or above the price they paid or at the time that they would like to sell. In addition, an inactive market may impair our ability to raise capital by selling shares and may impair our ability to acquire other companies or technologies by using our shares as consideration, which, in turn, could harm our business.

The trading price of the shares of our common stock has been and is likely to continue to be highly volatile, and purchasers of our common stock could incur substantial losses.

Our stock price has been and will likely continue to be volatile for the foreseeable future. The stock market in general and the market for biotechnology companies in particular have experienced extreme volatility that has often been unrelated to the operating performance of particular companies. As a result of this volatility, investors may not be able to sell their common stock at or above the price they paid. The market price for our common stock may be influenced by many factors, including:

•	the results of our NeoCart Phase 3 clinical trial in the U.S. or clinical trials in Japan conducted by our partners, and the results of trials of our competitors or those of other companies in our market sector;

•	regulatory developments in the United States and foreign countries;

•	variations in our financial results or those of companies that are perceived to be similar to us;

•	our ability to enroll patients in any future clinical trials;

•	changes in the structure of healthcare payment systems, especially in light of recent reforms to the United States healthcare system;

•	announcements by us or our competitors of significant acquisitions, strategic partnerships, joint ventures or capital commitments;

•	market conditions in the pharmaceutical and biotechnology sectors and issuance of securities analysts’ reports or recommendations;

•	sales of our stock by insiders and 5% stockholders;

•	trading volume of our common stock;

•	general economic, industry and market conditions, and other events or factors, many of which are beyond our control;

•	additions or departures of key personnel; and

•	intellectual property, product liability or other litigation against us.

In addition, in the past, stockholders have initiated class action lawsuits against biotechnology and pharmaceutical companies following periods of volatility in the market prices of these companies’ stock. Such litigation, if instituted against us, could cause us to incur substantial costs and divert management’s attention and resources, which could have a material adverse effect on our business, financial condition and results of operations.

Our quarterly operating results may fluctuate significantly.

We expect our operating results to be subject to quarterly fluctuations. Our net loss and other operating results will be affected by numerous factors, including:

•	variations in the level of expenses related to our BLA preparation activities for NeoCart and other development programs;

•	addition or termination of clinical trials;

•	any intellectual property infringement lawsuit in which we may become involved;

•	regulatory developments affecting NeoCart and our other product candidates;

•	our execution of any collaborative, licensing or similar arrangements, and the timing of payments we may make or receive under these arrangements;

•	nature and terms of stock-based compensation grants; and

•	derivative instruments recorded at fair value.

If our quarterly operating results fall below the expectations of investors or securities analysts, the price of our common stock could decline substantially. Furthermore, any quarterly fluctuations in our operating results may, in turn, cause the price of our stock to fluctuate substantially. We believe that quarterly comparisons of our financial results are not necessarily meaningful and should not be relied upon as an indication of our future performance.

You will experience immediate and substantial dilution.

The offering price per share in this offering may exceed the net tangible book value per share of our common stock outstanding prior to this offering. Assuming that an aggregate of $10 million of shares of our common stock are sold at the assumed offering price of $2.80 per share (the last reported sale price of our common stock on The Nasdaq Capital Market on March 13, 2018), and after deducting commissions and estimated aggregate offering expenses payable by us, you will experience immediate dilution of $2.86 per share, representing the difference between our as adjusted net tangible book value per share as of December 31, 2017 after giving effect to this offering and the assumed offering price. In addition, we are not restricted from issuing additional securities in the future, including shares of common stock, securities that are convertible into or exchangeable for, or that represent the right to receive, common stock or substantially similar securities. The issuance of these securities may cause further dilution to our stockholders. The exercise of outstanding stock options and the vesting of outstanding restricted stock units may also result in further dilution of your investment. See the section entitled “Dilution” on page S-12 below for a more detailed illustration of the dilution you may incur if you participate in this offering.

Our failure to meet the continued listing requirements of The Nasdaq Capital Market could result in a delisting of our common stock.

If we fail to satisfy the continued listing requirements of The Nasdaq Capital Market, such as the corporate governance requirements or the minimum closing bid price requirement, The Nasdaq Stock Market LLC (Nasdaq) may take steps to de-list our common stock. Such a delisting would likely have a negative effect on the price of our common stock and would impair your ability to sell or purchase our common stock when you wish to do so. In the event of a delisting, we would expect to take actions to restore our compliance with Nasdaq’s listing requirements, but we can provide no assurance that any such action taken by us would allow our common stock to become listed again, stabilize the market price or improve the liquidity of our common stock, prevent our common stock from dropping below the Nasdaq minimum bid price requirement or prevent future non-compliance with Nasdaq’s listing requirements.

If our shares become subject to the penny stock rules, it would become more difficult to trade our shares.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or authorized for quotation on certain automated quotation systems, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. If we do not retain a listing on The Nasdaq Capital Market and if the price of our common stock is less than $5.00, our common stock will be deemed a penny stock. The penny stock rules require a broker-dealer, before a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document containing specified information. In addition, the penny stock rules require that before effecting any transaction in a penny stock not otherwise exempt from those rules, a broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive (i) the purchaser’s written acknowledgment of the receipt of a risk disclosure statement; (ii) a written agreement to transactions involving penny stocks; and (iii) a signed and dated copy of a written suitability statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our common stock, and therefore stockholders may have difficulty selling their shares.

We may allocate our cash and cash equivalents, including the proceeds from this offering, in ways that you and other stockholders may not approve.

Our management has broad discretion in the application of our cash, cash equivalents and marketable securities, including the proceeds from this offering. Because of the number and variability of factors that will determine our use of our cash and cash equivalents, their ultimate use may vary substantially from their currently intended use. Our management might not apply our cash and cash equivalents in ways that ultimately increase the value of your investment. We expect to use our cash and cash equivalents to fund completion of our NeoCart Phase 3 clinical trial, and the remainder for debt maintenance, working capital and other general corporate purposes. The failure by our management to apply these funds effectively could harm our business. Pending their use, we may invest our cash and cash equivalents in short-term, investment-grade, interest-bearing securities. These investments may not yield a favorable return to our stockholders. If we do not invest or apply our cash and cash equivalents, including the proceeds from this offering, in ways that enhance stockholder value, we may fail to achieve expected financial results, which could cause our stock price to decline.

Because a small number of our existing stockholders own a majority of our voting stock, your ability to influence corporate matters will be limited.

As of December 31, 2017, our executive officers, directors and greater than 5% stockholders, in the aggregate, owned approximately 56.7% of our outstanding common stock. As a result, such persons, acting together, will have the ability to control our management and business affairs and substantially all matters submitted to our stockholders for approval, including the election and removal of directors and approval of any significant transaction. This concentration of ownership may have the effect of delaying, deferring or preventing a change in control, impeding a merger, consolidation, takeover or other business combination involving us, or discouraging a potential acquirer from making a tender offer or otherwise attempting to obtain control of our business, even if such a transaction would benefit other stockholders.

Anti-takeover provisions in our charter documents and under Delaware law could make an acquisition of us, which may be beneficial to our stockholders, more difficult and may prevent attempts by our stockholders to replace or remove our current management.

Provisions in our amended and restated certificate of incorporation and amended and restated bylaws may delay or prevent an acquisition of us or a change in our management. These provisions include:

•	authorizing the issuance of “blank check” preferred stock, the terms of which may be established and shares of which may be issued without stockholder approval;

•	limiting the removal of directors by the stockholders;

•	creating a staggered board of directors;

•	prohibiting stockholder action by written consent, thereby requiring all stockholder actions to be taken at a meeting of our stockholders;

•	eliminating the ability of stockholders to call a special meeting of stockholders;

•	permitting our board of directors to accelerate the vesting of outstanding option grants upon certain transactions that result in a change of control; and

•	establishing advance notice requirements for nominations for election to the board of directors or for proposing matters that can be acted upon at stockholder meetings.

In addition, because we are incorporated in Delaware, we are governed by the provisions of Section 203 of the Delaware General Corporation Law, which limits the ability of stockholders owning in excess of 15% of our outstanding voting stock to merge or combine with us. Although we believe these provisions collectively provide for an opportunity to obtain greater value for stockholders by requiring potential acquirors to negotiate with our board of directors, they would apply even if an offer rejected by our board were considered beneficial by some stockholders. In addition, these provisions may frustrate or prevent any attempts by our stockholders to replace or remove our current management by making it more difficult for stockholders to replace members of our board of directors, which is responsible for appointing the members of our management.

We do not intend to pay dividends on our common stock and, consequently, your ability to achieve a return on your investment will depend on appreciation in the price of our common stock.

We have never declared or paid any cash dividend on our common stock and do not currently intend to do so for the foreseeable future. We currently anticipate that we will retain future earnings for the development, operation and expansion of our business and do not anticipate declaring or paying any cash dividends for the foreseeable future. Any return to stockholders will therefore be limited to the appreciation of their stock. Therefore, the success of an investment in shares of our common stock will depend upon any future appreciation in their value. There is no guarantee that shares of our common stock will appreciate in value or even maintain the price at which our stockholders have purchased their shares.

A substantial number of shares of our common stock could be sold into the public market in the near future, which could depress our stock price.

Sales of substantial amounts of our common stock in the public market could reduce the prevailing market prices for our common stock. Substantially all of our outstanding common stock are eligible for sale as are common stock issuable under vested and exercisable stock options. If our existing stockholders sell a large number of shares of our common stock, or the public market perceives that existing stockholders might sell shares of common stock, the market price of our common stock could decline significantly. These sales might also make it more difficult for us to sell equity securities at a time and price that we deem appropriate.

If securities or industry analysts do not publish research or reports or publish unfavorable research or reports about our business, our stock price and trading volume could decline.

The trading market for our common stock will depend in part on the research and reports that securities or industry analysts publish about us, our business, our market or our competitors. We currently have limited research coverage by securities and industry analysts. If other securities or industry analysts do not commence coverage of our company, the trading price for our stock could be negatively impacted. If one or more of the analysts who covers us downgrades our stock, our stock price would likely decline. If one or more of these analysts ceases to cover us or fails to regularly publish reports on us, interest in our stock could decrease, which could cause our stock price or trading volume to decline.

We could be subject to securities class action litigation.

In the past, securities class action litigation has often been brought against a company following a decline in the market price of its securities. This risk is especially relevant for us because companies in our industry have experienced significant stock price volatility in recent years. If we face such litigation, it could result in substantial costs and a diversion of management’s attention and resources, which could harm our business.

Our business could be negatively affected as a result of the actions of activist stockholders.

Proxy contests have been waged against many companies in the biopharmaceutical industry over the last few years. We may be particularly vulnerable to these actions due to the highly concentrated ownership of our common stock. If faced with a proxy contest or other type of shareholder activism, we may not be able to respond successfully to the contest or dispute, which would be disruptive to our business. Even if we are successful, our business could be adversely affected by a proxy contest or shareholder dispute involving us or our partners because:

•	responding to proxy contests and other actions by activist stockholders can be costly and time-consuming, disrupting operations and diverting the attention of management and employees;

•	perceived uncertainties as to future direction may result in the loss of potential acquisitions, collaborations or in-licensing opportunities, and may make it more difficult to attract and retain qualified personnel and business partners; and

•	if individuals are elected to a board of directors with a specific agenda, it may adversely affect our ability to effectively and timely implement our strategic plan and create additional value for our stockholders.

These actions could cause our stock price to experience periods of volatility.

USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds from the sale of our securities offered hereby. Except as described in any free writing prospectus that we may authorize to be provided to you, we currently anticipate using the net proceeds from the sale of our securities offered hereby primarily for working capital and other general corporate purposes. We may also use a portion of the net proceeds to pay off outstanding indebtedness or milestone payment obligations, if any, and/or acquire or invest in complementary businesses, products and technologies. Further, from time to time we may evaluate acquisition opportunities and engage in related discussions with other companies. We do not currently have any intentions with respect to paying off outstanding indebtedness or the acquisition of or investment in complementary businesses, products or technologies.

The amounts and timing of our use of the net proceeds from this offering, if any, will depend on a number of factors, such as the timing and progress of our research and development efforts, the timing and progress of any partnering and collaboration efforts and technological advances. As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses for the net proceeds to us from this offering. Accordingly, our management will have broad discretion in the timing and application of these proceeds. Pending use of the proceeds as described above, we intend to invest the proceeds in a variety of capital preservation investments, including short term, interest bearing, investment grade instruments and U.S. government securities.

DIVIDEND POLICY

We have never declared or paid cash dividends on our common stock. We currently intend to retain all available funds and any future earnings for use in the operation of our business and do not anticipate paying any cash dividends in the foreseeable future. Any future determination to declare cash dividends will be made at the discretion of our board of directors, subject to compliance with certain covenants under our credit facilities, which restrict or limit our ability to declare or pay dividends, and will depend on our financial condition, results of operations, capital requirements, general business conditions and other factors that our board of directors may deem relevant. Furthermore, under a loan and security agreement by and between Silicon Valley Bank and us, dated July 9, 2014, we are prohibited from declaring any dividends, subject to limited exceptions.

DILUTION

If you invest in this offering, your ownership interest will be immediately diluted to the extent of the difference between the public offering price per share and the as adjusted net tangible book value per share after giving effect to this offering. We calculate net tangible book value per share by dividing the net tangible book value, which is the total tangible assets less total liabilities, by the number of outstanding shares of our common stock. Dilution represents the difference between the portion of the amount per share paid by purchasers of shares in this offering and the as adjusted net tangible book value per share of our common stock immediately after giving effect to this offering. Our net tangible book value as of December 31, 2017 was approximately $(11.27) million, or $(0.46) per share.

After giving effect to the assumed sale of 3,571,429 shares of our common stock during the term of the equity distribution agreement with Canaccord in the aggregate amount of $10 million at an assumed offering price of $2.80 per share, the last reported sale price of our common stock on The Nasdaq Capital Market on March 13, 2018, and after deducting commissions and estimated aggregate offering expenses payable by us, our net tangible book value as of December 31, 2017 would have been approximately $(1.80) million, or approximately $(0.06) per share of common stock. This represents an immediate increase in the net tangible book value of approximately $0.39 per share to our existing stockholders and an immediate dilution in net tangible book value of approximately $2.86 per share to new investors.

The following table illustrates this per share dilution based on shares outstanding as of December 31, 2017:

Assumed public offering price per share		$2.80
Historical net tangible book value per share as of December 31, 2017	$(0.46)
Increase in net tangible book value per share after this offering	$0.39
As-Adjusted Net tangible book value per share as of December 31, 2017 after this offering		$(0.06)
Dilution per share to investors participating in this offering		$2.86

The above discussion and tables excludes:

•	2,691,494 shares of our common stock issued to investors in a registered directed offering completed in January 2018;

•	2,158,348 shares of common stock issuable upon the exercise of outstanding options under the 2013 Plan as of December 31, 2017, with a weighted average exercise price of $4.40 per share;

•	13,633,070 shares of common stock issuable upon the exercise of outstanding warrants, with a weighted average exercise price of $2.23 as of December 31, 2017;

•	1,423,970 shares of common stock issued upon the conversion of shares of our Series A Convertible Preferred Stock following December 31, 2017;

•	622,987 shares of our common stock issuable upon conversion of shares of our Series A Convertible Preferred Stock as of the date of this prospectus supplement;

•	1,326,762 shares reserved for issuance under the 2013 Plan as of December 31, 2017 (including 982,841 shares added to the 2013 Plan as of January 1, 2018 in accordance with automatic annual adjustment under the terms of the 2013 Plan); and

•	361,973 shares reserved for issuance under the ESPP as of December 31, 2017 (including 51,832 shares added to the ESPP as of January 1, 2018 in accordance with automatic annual adjustment under the terms of the ESPP).

After giving effect to the sale of our common stock during the term of the equity distribution agreement with Canaccord in the aggregate amount of $10 million at an assumed offering price of $2.80 per share, the last reported sale price of our common stock on The Nasdaq Capital Market on March 13, 2018, and after deducting commissions and estimated aggregate offering expenses payable by us, on an as-adjusted pro forma basis assuming 28,687,412 outstanding, consisting of shares outstanding as of December 31, 2017 and the shares issued by us in January 2018 in connection with our registered direct offering, our net tangible book value as of December 31, 2017 would have been approximately $3.2 million, or approximately $0.10 per share of common stock. On an as-adjusted pro forma basis, this represents an immediate increase in the net tangible book value of approximately $0.56 per share to our existing stockholders and an immediate dilution in net tangible book value of approximately $2.70 per share to new investors.

To the extent that any of these options or warrants are exercised, preferred stock is converted, new options are issued under our equity incentive plans and subsequently exercised or we issue additional shares of common stock in the future, there will be further dilution to investors participating in this offering.

MATERIAL U.S. FEDERAL TAX CONSIDERATIONS TO NON-U.S. HOLDERS

The following summary describes the material U.S. federal income and estate tax consequences of the acquisition, ownership and disposition of our common stock acquired in this offering by Non-U.S. Holders (as defined below). This discussion does not address all aspects of U.S. federal income and estate taxes and does not deal with foreign, state and local tax consequences that may be relevant to Non-U.S. Holders in light of their particular circumstances, nor does it address U.S. federal tax consequences other than income and estate taxes (such as the alternative minimum tax or the Medicare contribution tax). Special rules different from those described below may apply to certain Non-U.S. Holders that are subject to special treatment under the Internal Revenue Code of 1986, as amended (the Code), such as financial institutions, insurance companies, tax-exempt organizations, broker-dealers and traders in securities, U.S. expatriates, “controlled foreign corporations,” “passive foreign investment companies,” corporations that accumulate earnings to avoid U.S. federal income tax, persons that hold our common stock as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or integrated investment or other risk reduction strategy, persons who received our common stock pursuant to a compensatory transaction, partnerships and other pass-through entities, and investors in such pass-through entities. Such Non-U.S. Holders are urged to consult their own tax advisors to determine the U.S. federal, state, local and other tax consequences that may be relevant to them. Furthermore, the discussion below is based upon the provisions of the Code, and Treasury regulations, rulings and judicial decisions thereunder as of the date hereof, and such authorities may be repealed, revoked or modified, perhaps retroactively, so as to result in U.S. federal income and estate tax consequences different from those discussed below. We have not requested a ruling from the U.S. Internal Revenue Service, or IRS, with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS will agree with such statements and conclusions. This discussion assumes that the Non-U.S. Holder holds our common stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment).

Persons considering the purchase of our common stock pursuant to this offering should consult their own tax advisors concerning the U.S. federal income and estate tax consequences of acquiring, owning and disposing of our common stock in light of their particular situations as well as any consequences arising under the laws of any other taxing jurisdiction, including any state, local or foreign tax consequences.

For the purposes of this discussion, a “Non-U.S. Holder” is, for U.S. federal income tax purposes, a beneficial owner of common stock that is neither a U.S. Holder, a partnership (or other entity or arrangement treated as a partnership for U.S. federal income tax purposes regardless of its place of organization or formation), nor an entity that is treated as a disregarded entity for U.S. federal income tax purposes (regardless of its place of organization or formation). A “U.S. Holder” means a beneficial owner of our common stock that is for U.S. federal income tax purposes (a) an individual who is a citizen or resident of the United States, (b) a corporation or other entity treated as a corporation created or organized in or under the laws of the United States, any state thereof or the District of Columbia, (c) an estate the income of which is subject to U.S. federal income taxation regardless of its source or (d) a trust if it (1) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

If an entity that is classified as a partnership for U.S. federal income tax purposes holds our common stock, the tax treatment of persons treated as its partners for U.S. federal income tax purposes will generally depend upon the status of such partner and the activities of the said entity. Partnerships and other entities that are classified as partnerships for U.S. federal income tax purposes and persons holding our common stock through such entities are encouraged to consult with their own tax advisors regarding the possible implications of these rules for their investment in our common stock.

Distributions

As indicated in the “Dividend Policy” section of this prospectus, we have never declared or paid cash dividends on our common stock and we currently intend to retain all available funds and any future earnings for use in the operation of our business and do not anticipate paying any cash dividends in the foreseeable future.

In the event that we do make a distribution, subject to the discussion below, distributions made on our common stock to a Non-U.S. Holder to the extent made out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles) generally will constitute dividends for U.S. tax purposes and will be subject to withholding tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. To obtain a reduced rate of withholding under a tax treaty, a Non-U.S. Holder generally must provide us with a properly executed applicable IRS Form W-8, or other appropriate form, certifying the Non-U.S. Holder’s entitlement to benefits under that treaty. In the case of a Non-U.S. Holder that is an entity, Treasury Regulations and the relevant tax treaty provide rules to determine whether, for purposes of determining the applicability of a tax treaty, dividends will be treated as paid to the entity or to those persons holding an interest in that entity. If a Non-U.S. Holder holds stock through a financial institution or other agent acting on the holder’s behalf, the holder will be required to provide appropriate documentation to such agent. The holder’s agent will then be required to provide certification to us or our paying agent, either directly or through other intermediaries. If a Non-U.S. Holder is eligible for a reduced rate of U.S. federal withholding tax under an income tax treaty, such Non-U.S. Holder may be able to obtain a refund or credit of any excess amounts withheld by timely filing an appropriate claim with the IRS.

We generally are not required to withhold tax on dividends paid to a Non-U.S. Holder that are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment that such holder maintains in the United States) if a properly executed IRS Form W-8ECI, stating that the dividends are so connected, is furnished to us (or, if stock is held through a financial institution or other agent, to such agent). In general, such effectively connected dividends will be subject to U.S. federal income tax, on a net income basis at the regular graduated rates. A corporate Non-U.S. Holder receiving effectively connected dividends may also be subject to an additional “branch profits tax,” which is imposed, under certain circumstances, at a rate of 30% (or such lower rate as may be specified by an applicable treaty) on the corporate Non-U.S. Holder’s effectively connected earnings and profits, subject to certain adjustments.

To the extent distributions on our common stock, if any, exceed our current and accumulated earnings and profits, they will first reduce a Non-U.S. Holder’s adjusted basis in our common stock, but not below zero, and then will be treated as gain to the extent of any excess, and taxed in the same manner as gain realized from a sale or other disposition of common stock as described in the next section.

Gain on Disposition of Our Common Stock

Subject to the discussion below regarding backup withholding and foreign accounts, a Non-U.S. Holder generally will not be subject to U.S. federal income tax with respect to gain realized on a sale or other disposition of our common stock unless (a) the gain is effectively connected with a trade or business of such holder in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment that such holder maintains in the United States), (b) the Non-U.S. Holder is a nonresident alien individual and is present in the United States for 183 or more days in the taxable year of the disposition and certain other conditions are met, or (c) we are or have been a “United States real property holding corporation” within the meaning of Code Section 897(c)(2) at any time within the shorter of the five-year period preceding such disposition or such holder’s holding period. In general, we would be a United States real property holding corporation if interests in U.S. real estate comprised (by fair market value) at least half of our business assets. We believe that we are not, and do not anticipate becoming, a United States real property holding corporation. Even if we are treated as a United States real property holding corporation, gain realized by a Non-U.S. Holder on a disposition of our common stock will not be subject to U.S. federal income tax so long as (1) the Non-U.S. Holder owned, directly, indirectly and constructively, no more than five percent of our common stock at all times within the shorter of (i) the five-year period preceding the disposition or (ii) the holder’s holding period and (2) our common stock is regularly traded on an established securities market. There can be no assurance that our common stock will, or will continue to, qualify as regularly traded on an established securities market. If we are a United States real property holding corporation and either our common stock is not regularly traded on an established securities market or a Non-U.S. Holder holds more than five percent of our outstanding common stock, directly or indirectly, during the applicable testing period, such Non-U.S. Holder’s gain on the disposition of shares of our common stock generally will be taxed in the same manner as gain that is effectively connected with the conduct of a U.S. trade or business, except that the branch profits tax generally will not apply. If we are a United States real property holding corporation and our common stock is not regularly traded on an established securities market, a Non-U.S. Holder’s proceeds received on the disposition of shares will also generally be subject to withholding at a rate of 15%. Prospective investors are encouraged to consult their own tax advisors regarding the possible consequences to them if we are, or were to become, a United States real property holding corporation.

A Non-U.S. Holder described in (a) above, will generally be required to pay tax on the net gain derived from the sale at regular graduated U.S. federal income tax rates, and corporate Non-U.S. Holders described in (a) above may be subject to the additional branch profits tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. An individual Non-U.S. Holder described in (b) above, will be required to pay a flat 30% tax on the gain derived from the sale, which gain may be offset by U.S. source capital losses (even though the individual is not considered a resident of the United States).

Information Reporting Requirements and Backup Withholding

Generally, we must report information to the IRS with respect to any dividends we pay on our common stock including the amount of any such dividends, the name and address of the recipient, and the amount, if any, of tax withheld. A similar report is sent to the holder to whom any such dividends are paid. Pursuant to tax treaties or certain other agreements, the IRS may make its reports available to tax authorities in the recipient’s country of residence.

Dividends paid by us (or our paying agents) to a Non-U.S. Holder may also be subject to U.S. backup withholding. U.S. backup withholding generally will not apply to a Non-U.S. Holder who provides a properly executed applicable IRS Form W-8 (and the payor does not have actual knowledge or reason to know that such holder is a U.S. person) or otherwise establishes an exemption.

Under current U.S. federal income tax law, U.S. information reporting and backup withholding requirements generally will apply to the proceeds of a disposition of our common stock effected by or through a U.S. office of any broker, U.S. or foreign, except that information reporting and such requirements may be avoided if the holder provides a properly executed applicable IRS Form W-8 or otherwise meets documentary evidence requirements for establishing Non-U.S. Holder status or otherwise establishes an exemption. Generally, U.S. information reporting and backup withholding requirements will not apply to a payment of disposition proceeds to a Non-U.S. Holder where the transaction is effected outside the United States through a non-U.S. office of a non-U.S. broker. Information reporting and backup withholding requirements may, however, apply to a payment of disposition proceeds if the broker has actual knowledge, or reason to know, that the holder is, in fact, a U.S. person. For information reporting purposes, certain brokers with substantial U.S. ownership or operations will generally be treated in a manner similar to U.S. brokers.

Backup withholding is not an additional tax. Any amounts of tax withheld under the backup withholding rules may be allowed as a refund or credits against the tax liability of persons subject to backup withholding, provided that the required information is timely furnished to the IRS.

Additional Withholding and Reporting Requirements

A U.S. federal withholding tax of 30% may apply on dividends and the gross proceeds of a disposition of our common stock paid to a foreign financial institution (as specifically defined by applicable rules ) unless such institution enters into an agreement with the U.S. government to withhold on certain payments and to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which includes certain equity holders of such institution, as well as certain account holders that are foreign entities with U.S. owners). This U.S. federal withholding tax of 30% will also apply on dividends and the gross proceeds of a disposition of our common stock to a non-financial foreign entity unless such entity provides the withholding agent with either a certification that it does not have any substantial direct or indirect U.S. owners or provides information regarding substantial direct and indirect U.S. owners of the entity. The withholding tax described above will not apply if the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from the rules. An intergovernmental agreement between the United States and applicable foreign country may modify these requirements. Under certain circumstances, a Non-U.S. Holder might be eligible for refunds or credits of such taxes.

The abovementioned rules currently apply to dividend payments on our common stock and will apply to payments of gross proceeds from the disposition of our common stock occurring on or after January 1, 2019. Prospective investors should consult their own tax advisors regarding the possible impact of these rules on their investment in our common stock, and the possible impact of these rules on the entities through which they hold our common stock, including, without limitation, the process and deadlines for meeting the applicable requirements to prevent the imposition of this 30% withholding tax.

U.S. Federal Estate Tax

An individual Non-U.S. Holder who is treated as the owner of, or has made certain lifetime transfers of, an interest in our common stock will be required to include the value thereof in his or her gross estate for U.S. federal estate tax purposes, and may be subject to U.S. federal estate tax unless an applicable estate tax treaty provides otherwise, even though such individual was not a citizen or resident of the United States at the time of his or her death.

EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS OWN TAX ADVISOR REGARDING THE TAX CONSEQUENCES OF PURCHASING, HOLDING AND DISPOSING OF OUR COMMON STOCK, INCLUDING THE CONSEQUENCES OF ANY PROPOSED CHANGE IN APPLICABLE LAW.

PLAN OF DISTRIBUTION

We have entered into an Equity Distribution Agreement with Canaccord under which we may issue and sell from time to time up to $10 million of our common stock through Canaccord as our sales agent. The Equity Distribution Agreement was filed as an exhibit to a Current Report on Form 8-K filed with the SEC on March 15, 2018. Sales of the common stock, if any, will be made at market prices by methods deemed to be an “at the market” offering as defined in Rule 415 promulgated under the Securities Act, including sales made directly on The Nasdaq Capital Market, on any other existing trading market for the common stock, or to or through a market maker other than on an exchange. Canaccord may also sell our common stock hereunder by any other method permitted by law, including in privately negotiated transactions.

Upon delivery of a placement notice, Canaccord may offer the common stock subject to the terms and conditions of the Equity Distribution Agreement on a daily basis or as otherwise agreed upon by us and Canaccord. We will designate the maximum amount of common stock to be sold through Canaccord on a daily basis or otherwise determine such maximum amount together with Canaccord. Subject to the terms and conditions of the Equity Distribution Agreement, Canaccord will use its commercially reasonable efforts to sell on our behalf all of the shares of common stock requested to be sold by us. We may instruct Canaccord not to sell common stock if the sales cannot be effected at or above the price designated by us in any such instruction. We or Canaccord may suspend the offering of the common stock being made through Canaccord under the Equity Distribution Agreement upon proper notice to the other party and subject to other conditions.

We will pay Canaccord commissions, in cash, for its services in acting as agent in the sale of our common stock. The aggregate compensation payable to Canaccord as sales agent shall be equal to 3% of the gross sales price per share of all shares sold through it as agent under the Equity Distribution Agreement. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. In addition, we have agreed to reimburse a portion of the expenses of Canaccord in connection with this offering up to a maximum of $50,000. We estimate that the total expenses of the offering payable by us, excluding commissions payable to Canaccord under the Equity Distribution Agreement, will be approximately $235,000.

Settlement for sales of common stock will occur on the third business day following the date on which any sales are made, or on some other date that is agreed upon by us and Canaccord in connection with a particular transaction, in return for payment of the net proceeds to us. Sales of our common stock as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and Canaccord may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

Canaccord will use its commercially reasonable efforts, consistent with its sales and trading practices, to solicit offers to purchase the common stock shares under the terms and subject to the conditions set forth in the Equity Distribution Agreement. In connection with the sales of the common stock on our behalf, Canaccord may be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation to Canaccord will be deemed to be underwriting commissions or discounts. We have also agreed in the Equity Distribution Agreement to provide indemnification and contribution to Canaccord with respect to certain liabilities, including liabilities under the Securities Act.

The offering of our common stock pursuant to Equity Distribution Agreement will terminate automatically upon the sale of all shares of our common stock subject to the Equity Distribution Agreement or as otherwise permitted therein. We and Canaccord may each terminate the Equity Distribution Agreement at any time upon ten days’ prior written notice.

Any portion of the $10 million included in this prospectus supplement that is not previously sold or included in an active placement notice pursuant to the Equity Distribution Agreement is available for sale in other offerings pursuant to the accompanying base prospectus, and if no shares are sold under the Equity Distribution Agreement, the full $10 million of securities may be sold in other offerings pursuant to the accompanying base prospectus.

Our common stock is listed on The Nasdaq Capital Market under the trading symbol “HSGX.” The transfer agent for our common stock is Broadridge Corporate Issuer Solutions, Inc.

Canaccord and its affiliates may in the future provide various investment banking, commercial banking and other financial services for us and our affiliates, for which services they may in the future receive customary fees. To the extent required by Regulation M, Canaccord will not engage in any market making activities involving our common stock while the offering is ongoing under this prospectus supplement.

This prospectus supplement and the accompanying prospectus in electronic format may be made available on a website maintained by Canaccord and Canaccord may distribute this prospectus supplement and the accompanying prospectus electronically.

LEGAL MATTERS

The validity of the shares of common stock being offered by this prospectus will be passed upon for us by Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP, Boston, Massachusetts. As of December 31, 2017, certain employees of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP are the beneficial owners of 50 shares of our common stock. Certain legal matters in connection with this offering will be passed upon for Canaccord by Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., Boston, Massachusetts.

EXPERTS

The audited financial statements incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 (File No. 333-216741), of which this prospectus supplement and the accompanying base prospectus are a part, under the Securities Act, to register the shares of common stock offered by this prospectus supplement. However, this prospectus supplement and the accompanying base prospectus do not contain all of the information contained in the registration statement and the exhibits and schedules to the registration statement. We encourage you to carefully read the registration statement and the exhibits and schedules to the registration statement.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings can be read and copied at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. Also, the SEC maintains a website at www.sec.gov that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC, including us.

Our common stock is listed on The Nasdaq Capital Market under the symbol “HSGX.” General information about our company, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as any amendments and exhibits to those reports, are available free of charge through our website at www.histogenics.com as soon as reasonably practicable after we file them with, or furnish them to, the SEC. Information on, or than can be accessed through, our website is not incorporated into this prospectus supplement or other securities filings and is not a part of these filings.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We “incorporate by reference” into this prospectus supplement the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus supplement and information that we file subsequently with the SEC will automatically update this prospectus supplement. We incorporate by reference the documents listed below and any filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, after initial filing of the registration statement that contains this prospectus and prior to the time that we sell all the securities offered by this prospectus (in each case, except for the information furnished under Item 2.02 or Item 7.01 in any current report on Form 8-K and Form 8-K/A):

•	our Annual Report on Form 10-K for the year ended December 31, 2017 filed with the SEC on March 15, 2018;

•	our Proxy Statement on Schedule 14A filed with the SEC on April 27, 2017 (excluding those portions that are not incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2016);

•	our Current Reports on Form 8-K filed with the SEC on January 23, 2018 and March 15, 2018; and

•	the description of our common stock contained in our registration statement on Form 8-A (File No. 001-36751) filed under the Exchange Act on November 18, 2014, including any amendment or reports filed for the purpose of updating such descriptions.

You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing) at no cost, by writing to or telephoning us at the following address:

Histogenics Corporation

830 Winter Street, 3rd Floor

Waltham, Massachusetts 02451

(781) 547-7900

Attn: Investor Relations

PROSPECTUS

$50,000,000

HISTOGENICS CORPORATION

Common Stock

Preferred Stock

Warrants

Debt Securities

Units

Rights to Purchase Common Stock, Preferred Stock, Debt Securities or Units

We may offer and sell from time to time our shares of common stock, shares of preferred stock, warrants, debt securities and rights to purchase common stock, preferred stock or debt securities, as well as units that include any of these securities. We may sell any combination of these securities in one or more offerings with an aggregate initial offering price of up to $50,000,000.

This prospectus provides you with a general description of the securities we may offer. Each time we offer securities pursuant to this prospectus, we will provide a prospectus supplement containing specific terms of the particular offering together with this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in any securities. The prospectus supplement also may add, update or change information contained in this prospectus. This prospectus may not be used to offer and sell securities unless accompanied by the applicable prospectus supplement.

Our common stock is listed on The NASDAQ Global Market under the symbol “HSGX.” On March 15, 2017, the closing price of our common stock was $1.78. We have not offered any securities during the past twelve months pursuant to General Instruction I.B.6 of Form S-3.

We are an “emerging growth company” as that term is used in the Jumpstart our Business Startups Act of 2012 and, as such, have elected to avail ourselves of certain reduced public company reporting requirements for this prospectus and future filings.

Investing in our securities involves significant risks. We strongly recommend that you read carefully the risks we describe in this prospectus and in any accompanying prospectus supplement, as well as the risk factors that are incorporated by reference into this prospectus and in any accompanying prospectus supplement from our filings made with the Securities and Exchange Commission. See “Risk Factors” beginning on page 6 of this prospectus.

We may sell the securities directly or to or through underwriters or dealers, and also to other purchasers or through agents. The names of any underwriters or agents that are included in a sale of securities to you, and any applicable commissions or discounts, will be stated in an accompanying prospectus supplement. In addition, the underwriters, if any, may over-allot a portion of the securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 30, 2017

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the SEC), using a “shelf” registration process. Under this shelf registration process, we may offer and sell from time to time any combination of the securities described in this prospectus in one or more offerings in amounts, at prices and on terms that we determine at the time of the offering, with an aggregate initial offering price of up to $50,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities under this registration statement we will provide a prospectus supplement that describes the terms of the relevant offering. The prospectus supplement also may add, update or change information contained in this prospectus. Before making an investment decision, you should read carefully both this prospectus and any prospectus supplement together with the documents incorporated by reference into this prospectus as described below under the heading “Information Incorporated by Reference.”

The registration statement that contains this prospectus, including the exhibits to the registration statement and the information incorporated by reference, provides additional information about us and our securities. That registration statement can be read at the SEC website (www.sec.gov) or at the SEC public reference room, as discussed below under the heading “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus or any applicable prospectus supplement. We have not authorized anyone to provide you with information in addition to or different from that contained in this prospectus or any applicable prospectus supplement. We will be offering to sell, and seeking offers to buy, the shares only in jurisdictions where offers and sales are permitted. You should not assume that the information in this prospectus or any applicable prospectus supplement is accurate as of any date other than the date on the front of those documents.

Unless the context otherwise requires, throughout this prospectus and any applicable prospectus supplement, the words “Histogenics” “we,” “us,” the “registrant” or the “Company” refer to Histogenics Corporation; and the term “securities” refers collectively to the securities registered hereunder or any combination thereof.

HISTOGENICS (and design), our logo design and NEOCART are our registered trademarks, and BIOCART is our trademark. This prospectus also contains trademarks, registered marks and trade names of other companies. Any other trademarks, registered marks and trade names appearing in this prospectus are the property of their respective holders.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933, as amended (the Securities Act), with respect to the securities offered by this prospectus. This prospectus, which is part of the registration statement, omits certain information, exhibits, schedules and undertakings set forth in the registration statement, as permitted by the SEC. For further information pertaining to us and the securities offered in this prospectus, reference is made to that registration statement and the exhibits and schedules to the registration statement. Statements contained in this prospectus as to the contents or provisions of any documents referred to in this prospectus are not necessarily complete, and in each instance where a copy of the document has been filed as an exhibit to the registration statement, reference is made to the exhibit for a more complete description of the matters involved.

We file annual, quarterly and other reports, proxy and information statements and other information with the SEC. Copies of these materials may be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of its public reference room. The SEC maintains a website that contains reports, proxy statements and other information regarding us. The address of the SEC website is www.sec.gov.

General information about our company, including our annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as any amendments and exhibits to those reports, are available free of charge through our website at www.histogenics.com as soon as reasonably practicable after we file them with, or furnish them to, the SEC. Information on, or that can be accessed through, our website is not incorporated into this prospectus or other securities filings and is not a part of these filings.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information contained in documents that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC before the date of this prospectus, while information that we file later with the SEC will automatically update and supersede prior information. Any information so updated and superseded shall not be deemed, except as so updated and superseded, to constitute a part of this prospectus. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the Exchange Act), prior to the termination of the offering:

•	our annual report on Form 10-K for the fiscal year ended December 31, 2016, filed with the SEC on March 16, 2017 (the Form 10-K); and

•	the description of our common stock contained in our registration statement on Form 8-A (File No. 001-36751) filed under the Exchange Act on November 18, 2014, including any amendment or reports filed for the purpose of updating such descriptions.

Notwithstanding the foregoing, unless specifically stated to the contrary, none of the information that is not deemed “filed” with the SEC, including information furnished under Items 2.02 or 7.01 of any Current Report on Form 8-K, will be incorporated by reference into, or otherwise included in, this prospectus. We make available, free of charge, through our website our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. You may also obtain, free of charge, a copy of any of these documents (other than exhibits to these documents unless the exhibits are specifically incorporated by reference into these documents or referred to in this prospectus) by writing or calling us at the following address and telephone number:

Corporate Secretary

Histogenics Corporation

830 Winter Street, 3rd Floor

Waltham, Massachusetts 02451

(781) 547-7900

Information on, or that can be accessed through, our website is not incorporated into this prospectus or other securities filings and is not a part of these filings.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the information incorporated by reference in this prospectus contain “forward-looking statements” that involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this prospectus, including statements regarding our future results of operations and financial position, strategy and plans, and our expectations for future operations, are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “design,” “intend,” “expect,” “could,” “plan,” “potential,” “predict,” “seek,” “should,” “would” or the negative version of these words and similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, strategy, short- and long-term business operations and objectives, and financial needs. These forward-looking statements are subject to a number of risks, uncertainties, assumptions and other important factors, including those described in documents we file from time to time with the SEC, specifically our most recent Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K. In light of these risks, uncertainties, assumptions and other factors, the forward-looking events and circumstances discussed in this prospectus may not occur, and actual results could differ materially and adversely from those anticipated or implied in the forward- looking statements. Given these uncertainties, you should not place undue reliance on these forward-looking statements.

Forward-looking statements include, but are not limited to, statements about:

•	the timing of enrollment commencement and completion of our clinical trials;

•	the timing and success of preclinical studies and clinical trials conducted by us and our development partners;

•	our securities’ or industry analysts’ expectations regarding the timing and success of enrollment in our clinical trials;

•	the scope, progress and expansion and costs of developing and commercializing our product candidates;

•	our expectations regarding our expenses and revenues, the sufficiency of our cash resources, and the timing of future profitability, if at all;

•	our need for additional financing and our ability to raise additional funds on commercially reasonable terms;

•	our ability to establish and maintain development and commercialization partnerships;

•	our technology manufacturing location and partners;

•	our ability to adequately manufacture our product candidates for our clinical trials and the raw materials utilized therein;

•	the ability to obtain and maintain regulatory approval of our product candidates and the labeling for any approved products;

•	our ability to obtain and maintain intellectual property protection for our product candidates and our regenerative medicine platform;

•	our expectations regarding competition, including the actions of competitors and the perceived relative performance in the marketplace of NeoCart as compared to competitive products;

•	the size and growth of the potential markets for our product candidates and the ability to serve those markets;

•	our ability to manufacture our product candidates at a commercial scale to serve those markets, if approved;

•	the rate and degree of reimbursement and market acceptance of any of our product candidates;

•	our anticipated growth strategies;

•	the anticipated trends and challenges in our business and the market in which we operate;

•	our ability to attract or retain key personnel;

•	our ability to operate our business in compliance with the covenants and restrictions that we are subject to under our loan and security agreement;

•	regulatory developments in the United States and foreign countries; and

•	our plans for the use of our cash and cash equivalents.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. Any forward-looking statement made by us in this prospectus speaks only as of the date of this prospectus. Except as required by law, we disclaim any duty to update any of these forward-looking statements after the date of such statements are made, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

You should read this prospectus and the documents that we reference in this prospectus and have been filed as exhibits to the registration statement of which this prospectus is a part completely and with the understanding that our actual future results may be materially different from what we expect.

All written and verbal forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We caution investors not to rely too heavily on the forward-looking statements we make or that are made on our behalf.

In addition, you should refer to the section of this prospectus entitled “Risk Factors” as well as the documents we have incorporated by reference for a discussion of other important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements. As a result of these factors, we cannot assure you that the forward-looking statements in this prospectus will prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all.

THE COMPANY

We are a regenerative medicine company focused on developing and commercializing products in the musculoskeletal segment of the marketplace. Our first product candidate, NeoCart®, is an innovative tissue implant that utilizes various aspects of our regenerative medicine platform to treat tissue injury in the field of orthopedics, specifically cartilage damage in the knee. We are currently investigating NeoCart in a 245 patient, Phase 3 clinical trial. Joint, or articular, cartilage covers the ends of bones and allows for joints to glide smoothly with minimal friction. Cartilage damage, or chondral defects, can be caused by acute trauma, such as a bad fall or sports-related injury, or by repetitive trauma, such as general wear over time. Unlike other tissues in the body, joint cartilage has no innate ability to repair itself, making any injury permanent. Left untreated, even a small defect can expand in size and progress to debilitating osteoarthritis, ultimately necessitating a joint replacement procedure. An estimated 27 million people in the United States and 630 million people worldwide suffer from osteoarthritis. Compelling demographic trends, such as the growing population of aging yet active individuals and rising rates of obesity, are expected to be key drivers in the continued growth of osteoarthritis occurrence. Osteoarthritis is more common in adults over the age of 50, but the condition and precursors of the condition can be observed much earlier, and cartilage damage is believed to be one of the leading contributors of this disease.

We have no products that are approved for sale in the United States and currently we are not selling any other products that may be approved for sale in other jurisdictions. NeoCart is based on our regenerative medicine platform, which combines expertise in the following areas:

•	Cell therapy and processing: the handling of a tissue biopsy and the extraction, isolation and expansion of the cells;

•	Biomaterials and Scaffold: three-dimensional biomaterials structures that enable the proper distribution of cells and organize cells in their natural environment to support tissue formation;

•	Tissue engineering: the use of a combination of cells, engineering and biomaterials to improve or replace biological functions; and

•	Bioadhesives: natural, biocompatible materials that act as adhesives for biological tissue and allow for natural cell and tissue infiltration and integration with native cells.

NeoCart is a cartilage-like implant created using a patient’s own cartilage cells through a series of tissue engineering processes. First, the patient’s cells are separated from a tissue biopsy specimen extracted from the patient and multiplied in our laboratory. The cells are then infused into our proprietary scaffold that provides structure for the developing implant. Before NeoCart is implanted in a patient, the cell- and scaffold construct undergoes a bioengineering process in our Tissue Engineering Processor (TEP). Our TEP is designed to mimic the conditions found in a joint so that the implant is prepared to begin functioning like normal healthy cartilage prior to implantation. When NeoCart is implanted, a bioadhesive is used to anchor NeoCart in the cartilage injury and seal the implant to the surrounding native cartilage interface. The use of our proprietary bioadhesive eliminates the need for complicated suturing, results in a rapid, controllable set-time, and enables to the cartilage implant integrates with the surrounding native cartilage. We believe that our completed Phase 1 and Phase 2 clinical trials provide preliminary evidence of the safety of the NeoCart implant and improvement in pain and function in patients treated with NeoCart.

We are currently enrolling a Phase 3 clinical trial for NeoCart in the United States to provide evidence of the safety and effectiveness of NeoCart, studying cartilage defects in the knees of 245 patients under a Special Protocol Assessment (SPA) with the United States Food and Drug Administration (FDA). Pursuant to the SPA, we formally and prospectively reached agreement with the FDA on key elements of the Phase 3 clinical trial protocol, including design, endpoints and statistical analyses of the resulting study data. The SPA is binding on the FDA review division with limited exceptions. If the clinical trial is successful, the data may be used to support efficacy claims for NeoCart approval and demonstrate clinical superiority over the current standard of care, microfracture. Microfracture consists of the creation of tiny holes or “fractures” in the bone underneath the injured cartilage leading to formation of a blood clot in the affected area. The blood and bone marrow that form the clot contain stem cells, which are thought to grow into cartilage-building cells, as well as growth factors to support cell function and development of replacement cartilage matrix.

As of December 31, 2016, we had enrolled 196 patients into the Phase 3 clinical trial. We expect to complete enrollment of our NeoCart Phase 3 clinical trial by the end of the first half of 2017, but we may encounter difficulties enrolling patients in our Phase 3 clinical trial, which could delay or otherwise adversely affect our clinical development activities for NeoCart. As of December 31, 2016, we had 34 sites (out of a maximum of 40) eligible including two sites in Canada to enroll patients.

Musculoskeletal-related conditions, including cartilage damage, are one of the most prevalent health problems in the United States. Based on recent publications, we estimate that more than 1,200,000 knee arthroscopies are performed each year in the United States and we believe cartilage damage is likely to be identified and treated in over 60% of those knee arthroscopies. Furthermore, cartilage damage is a leading cause of osteoarthritis, a chronic condition in which cartilage breaks down, and the condition most responsible for the estimated 750,000 knee replacements performed in the United States annually. We believe the current alternatives available to treat cartilage damage in the knee, including microfracture, the most frequently used procedure for severe cartilage damage, inadequately address this condition.

We believe NeoCart would represent a superior solution to treat cartilage damage in the knee because it has the potential to solve for the limitations of the current treatment alternatives. In addition, NeoCart has the potential to provide accelerated patient recovery, improved efficacy, long-term patient benefits such as improved durability, and predictable patient outcomes through a technically straightforward surgical procedure. If we are able to successfully complete our Phase 3 clinical trial, we believe these advantages may assist in securing approval to sell NeoCart in the United States and may enable us to become a market leader in cartilage repair and regeneration.

We believe our regenerative medicine platform may provide us with the ability to develop a strong pipeline and that the positive clinical data we have seen in treating cartilage damage of the knee with NeoCart will be applicable to other joints such as the ankle, hip and shoulder. We also believe our regenerative medicine platform has the ability to translate the fundamental science relating to tissue engineering to allow us to develop additional product candidates to treat other soft tissue damage throughout the body such as tendon, ligament and meniscus tears and complex joint degeneration. Although not utilized in connection with our current NeoCart development, our portfolio of proprietary fibroblast growth factors may be explored for their use in optimizing manufacturing yields and we believe they could also have various therapeutic applications including wound healing and fracture healing. We plan to continue to invest in our intellectual property portfolio in order to expand and protect the components of our regenerative medicine platform and future product candidates.

We have never been profitable and have incurred net losses in each year since inception. Our accumulated deficit was $181.8 million as of December 31, 2016. Substantially all of our net losses resulted from costs incurred in connection with our research and development programs and from general and administrative costs associated with our operations. Our net losses may fluctuate significantly from quarter to quarter and year to year. We expect to continue to incur significant expenses and operating losses in connection with our ongoing activities as we:

•	conduct clinical trials of our product candidates;

•	continue scale up and improvement of our manufacturing processes;

•	continue with our manufacturing technology transfer;

•	continue our research and development efforts;

•	manufacture preclinical study and clinical trial materials;

•	hire additional clinical, quality control and technical personnel to conduct our clinical trials;

•	hire additional scientific personnel to support our product development efforts;

•	maintain, expand and protect our intellectual property portfolio;

•	seek regulatory approvals for our product candidates that successfully complete clinical trials;

•	implement operational, financial and management systems; and

•	hire additional personnel to continue to operate as a public company.

We do not expect to generate any future revenue from product sales until we successfully complete development and obtain regulatory approval for one or more of our product candidates, which we expect will take a number of years. If we obtain regulatory approval for any of our product candidates, we expect to incur significant commercialization expenses related to product sales, marketing, manufacturing and distribution. Accordingly, we will seek to fund our operations through public or private equity or debt financings or other sources. However, we may be unable to raise additional funds or enter into such other arrangements when needed, on favorable terms, or at all. Our failure to raise capital or enter into such other arrangements when needed would have a negative impact on our financial condition and ability to develop our product candidates.

Our Corporate Information

We were originally incorporated as a Massachusetts corporation in 2000. In 2006, we underwent a corporate reorganization pursuant to which we were incorporated as a Delaware corporation. Our principal offices are located at 830 Winter Street, 3rd Floor, Waltham, Massachusetts 02451, and our telephone number is (781) 547-7900.

Our website address is www.histogenics.com. Our website and the information contained on, or that can be accessed through, our website shall not be deemed to be incorporated by reference in, and are not considered part of, this prospectus. You should not rely on any such information in making your decision whether to purchase our common stock.

RISK FACTORS

Investing in our securities involves risk. You should carefully consider the specific risks discussed or incorporated by reference into this prospectus and the applicable prospectus supplement, together with all the other information contained in this prospectus and the applicable prospectus supplement or incorporated by reference into this prospectus and the applicable prospectus supplement, including the risks, uncertainties and assumptions discussed under the caption “Risk Factors” in documents we file from time to time with the SEC, specifically our most recent Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q, our Current Reports on Form 8-K and in subsequent filings. These risk factors may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future or by a prospectus supplement relating to a particular offering of our securities. These risks and uncertainties are not the only risks and uncertainties we face. Additional risks and uncertainties not presently known to us, or that we currently view as immaterial, may also impair our business. If any of the risks or uncertainties described in our SEC filings or any prospectus supplement or any additional risks and uncertainties actually occur, our business, financial condition and results of operations could be materially and adversely affected. In that case, the trading price of our securities could decline and you might lose all or part of your investment.

RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDEND REQUIREMENTS

If we offer debt securities and/or preference equity securities under this prospectus, then we will, if required at that time, provide a ratio of earnings to fixed charges and/or ratio of combined fixed charges and preference dividends to earnings, respectively, in the applicable prospectus supplement for such offering.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, we will use the net proceeds from the sale of the securities offered hereby for general corporate purposes, which may include, but are not limited to, providing financing for clinical trials, capital expenditures, additions to working capital, development of our product candidate pipeline, general and administrative expenses or other corporate obligations. We may use a portion of the net proceeds to pay off outstanding indebtedness, if any, or acquire or invest in businesses, products or technologies.

DESCRIPTION OF CAPITAL STOCK

The following description is a general summary of the terms of the shares of common stock or shares of preferred stock that we may issue. The description below and in any prospectus supplement does not include all of the terms of the shares of common stock or shares of preferred stock and should be read together with our restated certificate of incorporation and amended and restated bylaws, copies of which have been filed previously with the SEC. For more information on how you can obtain copies of our restated certificate of incorporation and amended and restated bylaws, see “Where You Can Find More Information.”

Our authorized capital stock consists of 110,000,000 shares, with a par value of $0.01 per share, of which:

•	100,000,000 shares are designated as common stock; and

•	10,000,000 shares are designated as preferred stock.

As of December 31, 2016, we had outstanding 20,647,612 shares of common stock held of record by 15 stockholders. As of December 31, 2016, 30,000 shares of Preferred Stock were designated Series A Convertible Preferred Stock, 13,416.4734 of which were outstanding and held of record by six stockholders.

Common Stock

General

Each holder of common stock is entitled to one vote per share on all matters submitted to a vote of stockholders. We have not provided for cumulative voting in the election of directors. Subject to preferences that may apply to shares of preferred stock outstanding at the time, the holders of outstanding shares of our common stock are entitled to receive dividends out of assets legally available at the times and in the amounts that our board of directors may determine from time to time. Upon our liquidation, dissolution or winding-up, the holders of common stock are entitled to share ratably in all assets remaining after payment of all liabilities and the liquidation preferences of any outstanding preferred stock. Holders of common stock have no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to our common stock.

Stock Exchange Listing

Our common stock is listed on The NASDAQ Global Market under the symbol “HSGX.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Broadridge Corporate Issuer Solutions, Inc.

Series A Convertible Preferred Stock

In September 2016, we created a new class of preferred stock designated as Series A Convertible Preferred Stock. The rights of the Series A Convertible Preferred Stock are set forth in the Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock filed with the Secretary of State of the State of Delaware in September 2016 (the Certificate of Designation). A total of 30,000 shares of Series A Convertible Preferred Stock are authorized for issuance under the Certificate of Designation. The shares of Series A Convertible Preferred Stock have a stated value of $1,000 per share and, following stockholder approval of the conversion feature as described below, will be convertible into shares of our common stock at an initial conversion price of $2.25 per share.

Holders of the Series A Convertible Preferred Stock are entitled to dividends on an as-if-converted basis in the same form as any dividends actually paid on shares of our common stock.

On September 29, 2016 (the Closing Date), we completed a private placement (the Private Placement) pursuant to a securities purchase agreement (the Securities Purchase Agreement) of 2,596,059 shares of common stock, $0.01 par value per share, 24,158.8693 shares of Series A Convertible Preferred Stock, $0.01 par value per share (convertible into 10,737,275 shares of Common Stock), and warrants to purchase 13,333,334 shares of our common stock at an exercise price per share of $2.25, with a term of five years following receipt of the stockholder approval required under the Securities Purchase Agreement. In connection with the Private Placement, we agreed with the purchasers to prepare and file a definitive proxy statement with the SEC after the closing of the offering. We agreed that the proxy statement would include a proposal to permit the Series A Convertible Preferred Stock to become convertible into shares of our common stock as set forth in, and to the extent permitted by, the Certificate of Designation and to permit the issuance of the shares of common stock issuable upon such conversion, which issuance of shares, when aggregated with the shares of common stock issued in the Private Placement, could exceed 20% of our common stock outstanding before the Private Placement. Our stockholders approved the conversion feature of the Series A Convertible Preferred Stock on November 22, 2016, which allows the holders of shares of Series A Convertible Preferred Stock to convert their shares of Series A Convertible Preferred Stock into common stock.

Following approval by our stockholders, the shares of Series A Convertible Preferred Stock are convertible, at the option of each holder, at any time or from time to time into shares of our common stock at the conversion price in effect at the time of conversion, except that, subject to certain limited exceptions, no holder of Series A Convertible Preferred Stock may convert the Series A Convertible Preferred Stock if, after giving effect to the conversion, the holder and all affiliated persons would own beneficially more than 4.99% of our common stock (subject to adjustment up to 9.99% solely at the holder’s discretion upon 61 days’ prior notice to us). The initial conversion price of $2.25 is subject to appropriate adjustment in the event of a stock split, stock dividend, combination or other recapitalization affecting our common stock.

Except as otherwise required by law, the holders of Series A Convertible Preferred Stock have no right to vote on matters submitted to a vote of our stockholders. Without the prior written consent of a majority of the outstanding shares of Series A Convertible Preferred Stock, however, we may not: (i) amend our sixth amended and restated certificate of incorporation (including the Certificate of Designation) in a manner adverse to the Series A Convertible Preferred Stock; (ii) create or authorize the creation of any other security convertible into or exercisable for any equity security ranking as to dividends, redemption or distribution of assets upon a liquidation senior to, the Series A Convertible Preferred Stock, or increase the authorized number of shares of Series A Convertible Preferred Stock; or (iii) enter into any agreement with respect to any of the foregoing.

In the event of the dissolution and winding up of our company, the proceeds available for distribution to our stockholders will be distributable pari passu among the holders of the shares of our common stock and Series A Convertible Preferred Stock, pro rata based upon the number of shares held by each such holder, as if the outstanding shares of our Series A Convertible Preferred Stock were convertible, and were converted, into shares of our common stock.

Preferred Stock

General

Our restated certificate of incorporation authorizes the issuance of up to 10,000,000 shares of preferred stock, 9,995.3979 of which are issued and outstanding as of March 14, 2017. We may issue, from time to time in one or more series, the terms of which may be determined at the time of issuance by our board of directors, without further action by our stockholders, shares of preferred stock and such shares may include voting rights, preferences as to dividends and liquidation, conversion rights, redemption rights and sinking fund provisions. The shares of each series of preferred stock shall have preferences, limitations and relative rights, including voting rights, identical with those of other shares of the same series and, except to the extent provided in the description of such series, of those of other series of preferred stock.

The issuance of preferred stock could decrease the amount of earnings and assets available for distribution to the holders of common stock or adversely affect the rights and powers, including voting rights, of the holders of common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in control of our company, which could depress the market price of our common stock.

The description of the terms of a particular series of preferred stock in the applicable prospectus supplement will not be complete. You should refer to the applicable certificate of designation for complete information regarding a series of preferred stock. The prospectus supplement will also contain a description of U.S. federal income tax consequences relating to the preferred stock, if material.

The terms of any particular series of preferred stock will be described in the prospectus supplement relating to that particular series of preferred stock, including, where applicable:

•	the series designation, stated value and liquidation preference of such preferred stock and the number of shares offered;

•	the offering price;

•	the dividend rate or rates (or method of calculation), the date or dates from which dividends shall accrue, and whether such dividends shall be cumulative or noncumulative and, if cumulative, the dates from which dividends shall commence to cumulate;

•	any redemption or sinking fund provisions;

•	the amount that shares of such series shall be entitled to receive in the event of our liquidation, dissolution or winding-up;

•	the terms and conditions, if any, on which shares of such series shall be convertible or exchangeable for shares of our stock of any other class or classes, or other series of the same class;

•	the voting rights, if any, of shares of such series in addition to those set forth under the caption entitled, “Voting Rights” below;

•	the status as to reissuance or sale of shares of such series redeemed, purchased or otherwise reacquired, or surrendered to us on conversion or exchange;

•	the conditions and restrictions, if any, on the payment of dividends or on the making of other distributions on, or the purchase, redemption or other acquisition by us, of our common stock or of any other class of our stock ranking junior to the shares of such series as to dividends or upon liquidation (including, but not limited to, at such times as there are arrearages in the payment of dividends or sinking fund installments);

•	the conditions and restrictions, if any, on the creation of indebtedness, or on the issue of any additional stock ranking on a parity with or prior to the shares of such series as to dividends or upon liquidation; and

•	any additional dividend, liquidation, redemption, sinking or retirement fund and other rights, preferences, privileges, limitations and restrictions of such preferred stock.

If we issue shares of preferred stock under this prospectus and any related prospectus supplement, the shares will be fully paid and non-assessable and will not have, or be subject to, any preemptive or similar rights.

Voting Rights

The General Corporation Law of Delaware provides that the holders of preferred stock will have the right to vote separately as a class on any proposal involving fundamental changes in the rights of holders of that preferred stock. This right is in addition to any voting rights that may be provided for in the applicable certificate of designation.

Transfer Agent and Registrar

The transfer agent and registrar for any series of preferred stock will be set forth in the applicable prospectus supplement.

Other

Our issuance of preferred stock could decrease the amount of earnings and assets available for distribution to the holders of common stock or could adversely affect the rights and powers, including voting rights, of the holders of common stock. The issuance of preferred stock could have the effect of decreasing the market price of our common stock.

Anti-takeover Effects of Delaware Law and Our Sixth Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws

Certain provisions of Delaware law, our sixth amended and restated certificate of incorporation and our amended and restated bylaws could have the effect of delaying, deferring or discouraging another party from acquiring control of us. These provisions, which are summarized below, are expected to discourage certain types of coercive takeover practices and inadequate takeover bids. These provisions are also designed, in part, to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate with an unfriendly or unsolicited acquirer outweigh the disadvantages of discouraging such proposals, including proposals that are priced above the then-current market value of our common stock, because, among other reasons, the negotiation of such proposals could result in an improvement of their terms.

Sixth Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws

Our sixth amended and restated certificate of incorporation and amended and restated bylaws include provisions that:

•	authorize our board of directors to issue, without further action by the stockholders, up to 10,000,000 shares of undesignated preferred stock, 30,000 shares of which have been designated Series A Convertible Preferred Stock;

•	require that any action to be taken by our stockholders be effected at a duly called annual or special meeting and not by written consent;

•	specify that special meetings of our stockholders can be called only by our board of directors, our chairman of the board, or our chief executive officer;

•	establish an advance notice procedure for stockholder approvals to be brought before an annual meeting of our stockholders, including proposed nominations of persons for election to our board of directors;

•	establish that our board of directors is divided into three classes, Class I, Class II and Class III, with each class serving staggered terms;

•	provide that any director or our entire board of directors may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least 66 2/3% in voting power of our capital stock entitled to vote thereon;

•	provide that vacancies on our board of directors may, except as otherwise required by law, be filled only by a majority of directors then in office, even if less than a quorum;

•	specify that no stockholder is permitted to cumulate votes at any election of directors;

•	provide that our amended and restated bylaws may be amended, altered or repealed and new bylaws may be adopted by the affirmative vote of the holders of at least 66 2/3% in voting power of our capital stock entitled to vote thereon; and

•	require a super-majority of votes to amend certain of the above- mentioned provisions.

Delaware Law

We are governed by the provisions of Section 203 of the Delaware General Corporation Law regulating corporate takeovers. This section prevents some Delaware corporations from engaging, under some circumstances, in a business combination, which includes a merger or sale of at least 10% of the corporation’s assets with any interested stockholder, meaning a stockholder who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, did own 15% or more of the corporation’s outstanding voting stock, unless:

•	the transaction is approved by the board of directors prior to the time that the interested stockholder became an interested stockholder; or

•	subsequent to such time that the stockholder became an interested stockholder the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders by at least two- thirds of the outstanding voting stock which is not owned by the interested stockholder.

A Delaware corporation may “opt out” of these provisions with an express provision in its original certificate of incorporation or an express provision in its certificate of incorporation or amended and restated bylaws resulting from a stockholders’ amendment approved by at least a majority of the outstanding voting shares. We have not opted out of these provisions. As a result, mergers or other takeover or change in control attempts of us may be discouraged or prevented.

In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by any of these entities or persons.

Exclusive Jurisdiction for Certain Actions

Our sixth amended and restated certificate of incorporation provides that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers or other employees to us or our stockholders, (iii) any action arising pursuant to any provision of the Delaware General Corporation Law, or (iv) any action asserting a claim governed by the internal affairs doctrine.

Indemnification

Our sixth amended and restated certificate of incorporation includes provisions that limit the liability of our directors for monetary damages for breach of their fiduciary duty as directors, except for liability that cannot be eliminated under the Delaware General Corporation Law. Accordingly, our directors will not be personally liable for monetary damages for breach of their fiduciary duty as directors, except for liabilities:

•	for any breach of the director’s duty of loyalty to us or our stockholders;

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	for unlawful payments of dividends or unlawful stock repurchases or redemptions, as provided under Section 174 of the Delaware General Corporation Law; or

•	for any transaction from which the director derived an improper personal benefit.

Any amendment or repeal of these provisions will require the approval of the holders of shares representing at least two-thirds of the shares entitled to vote in the election of directors, voting as one class.

Our certificate of incorporation and bylaws also provide that we will indemnify our directors and officers to the fullest extent permitted by Delaware law. Our certificate of incorporation and bylaws also permit us to purchase insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions as our officer, director, employee or agent, regardless of whether Delaware law would permit indemnification. As described above, we have entered into separate indemnification agreements with our directors and executive officers that require us, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified. We believe that the limitation of liability provision in our certificate of incorporation and the indemnification agreements facilitate our ability to continue to attract and retain qualified individuals to serve as directors and officers. The limitation of liability and indemnification provisions in our sixth amended and restated certificate of incorporation and amended and restated bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might benefit us and our stockholders. A stockholder’s investment may be harmed to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of shares of our common stock, shares of our preferred stock or debt securities. The following description sets forth certain general terms and provisions of the warrants that we may offer pursuant to this prospectus. The particular terms of the warrants and the extent, if any, to which the general terms and provisions may apply to the warrants so offered will be described in the applicable prospectus supplement.

Warrants may be issued independently or together with other securities and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

A copy of the forms of the warrant agreement and the warrant certificate, if any, relating to any particular issue of warrants will be filed with the SEC each time we issue warrants, and you should read those documents for provisions that may be important to you. For more information on how you can obtain copies of the forms of the warrant agreement and the related warrant certificate, if any, see “Where You Can Find More Information.”

Stock Warrants

The prospectus supplement relating to a particular issue of warrants to issue shares of our common stock or shares of our preferred stock will describe the terms of the common share warrants and preferred share warrants, including the following:

•	the title of the warrants;

•	the offering price for the warrants, if any;

•	the aggregate number of the warrants;

•	the designation and terms of the shares of common stock or shares of preferred stock that may be purchased upon exercise of the warrants;

•	the terms for changes or adjustments to the exercise price of the warrants;

•	if applicable, the designation and terms of the securities that the warrants are issued with and the number of warrants issued with each security;

•	if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

•	the number of shares of common stock or shares of preferred stock that may be purchased upon exercise of a warrant and the price at which the shares may be purchased upon exercise;

•	the dates on which the right to exercise the warrants commence and expire;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, a discussion of material U.S. federal income tax considerations;

•	anti-dilution provisions of the warrants, if any;

•	redemption or call provisions, if any, applicable to the warrants;

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants; and

•	any other information we think is important about the warrants.

Debt Warrants

The prospectus supplement relating to a particular issue of warrants to issue debt securities will describe the terms of those warrants, including the following:

•	the title of the warrants;

•	the offering price for the warrants, if any;

•	the aggregate number of the warrants;

•	the designation and terms of the debt securities purchasable upon exercise of the warrants;

•	the terms for changes or adjustments to the exercise price of the warrants;

•	if applicable, the designation and terms of the debt securities that the warrants are issued with and the number of warrants issued with each debt security;

•	if applicable, the date from and after which the warrants and any debt securities issued with them will be separately transferable;

•	the principal amount of debt securities that may be purchased upon exercise of a warrant and the price at which the debt securities may be purchased upon exercise;

•	the dates on which the right to exercise the warrants will commence and expire;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	whether the warrants represented by the warrant certificates or debt securities that may be issued upon exercise of the warrants will be issued in registered or bearer form;

•	information relating to book-entry procedures, if any;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, a discussion of material U.S. federal income tax considerations;

•	anti-dilution provisions of the warrants, if any;

•	redemption or call provisions, if any, applicable to the warrants;

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants; and

•	any other information we think is important about the warrants.

Exercise of Warrants

Each warrant will entitle the holder of the warrant to purchase at the exercise price set forth in the applicable prospectus supplement the number of shares of common stock, shares of preferred stock or the principal amount of debt securities being offered. Holders may exercise warrants at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants are void. Holders may exercise warrants as set forth in the prospectus supplement relating to the warrants being offered.

Until a holder exercises the warrants to purchase our shares of common stock, shares of preferred stock or debt securities, the holder will not have any rights as a holder of our shares of common stock, shares of preferred stock or debt securities, as the case may be, by virtue of ownership of warrants.

DESCRIPTION OF DEBT SECURITIES

The following is a general description of the terms of debt securities we may issue from time to time unless we provide otherwise in the applicable prospectus supplement. Particular terms of any debt securities we offer will be described in the prospectus supplement relating to such debt securities.

As required by U.S. federal law for all bonds and notes of companies that are publicly offered, any debt securities we issue will be governed by a document called an “indenture,” the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part. We have summarized the general features of the debt securities to be governed by the indenture. The summary is not complete. An indenture is a contract between us and a financial institution acting as trustee on behalf of the holders of the debt securities, and is subject to and governed by the Trust Indenture Act of 1939, as amended. The trustee has two main roles. First, the trustee can enforce holders’ rights against us if we default. There are some limitations on the extent to which the trustee acts on holders’ behalf, described in the second paragraph under “Description of Debt Securities—Events of Default.” Second, the trustee performs certain administrative duties, such as sending interest and principal payments to holders.

Because this section is a summary, it does not describe every aspect of any debt securities we may issue or the indenture governing any such debt securities. Particular terms of any debt securities we offer will be described in the prospectus supplement relating to such debt securities, and we urge you to read the applicable executed indenture, which will be filed with the SEC at the time of any offering of debt securities, because it, and not this description, will define the rights of holders of such debt securities.

A prospectus supplement will describe the particular terms of any series of debt securities we may issue, including some or all of the following:

•	the designation or title of the series of debt securities;

•	the total principal amount of the series of debt securities, the denominations in which the offered debt securities will be issued and whether the offering may be reopened for additional securities of that series and on what terms;

•	the percentage of the principal amount at which the series of debt securities will be offered;

•	the date or dates on which principal will be payable;

•	the rate or rates (which may be either fixed or variable) and/or the method of determining such rate or rates of interest, if any;

•	the date or dates from which any interest will accrue, or the method of determining such date or dates, and the date or dates on which any interest will be payable;

•	the terms for redemption, extension or early repayment, if any;

•	the currencies in which the series of debt securities are issued and payable;

•	whether the amount of payments of principal, interest or premium, if any, on a series of debt securities will be determined with reference to an index, formula or other method and how these amounts will be determined;

•	the place or places of payment, transfer, conversion and/or exchange of the debt securities;

•	the provision for any sinking fund;

•	any restrictive covenants;

•	events of default;

•	whether the series of debt securities are issuable in certificated form;

•	any provisions for legal defeasance or covenant defeasance;

•	whether and under what circumstances we will pay additional amounts in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem the debt securities rather than pay the additional amounts (and the terms of this option);

•	any provisions for convertibility or exchangeability of the debt securities into or for any other securities;

•	whether the debt securities are subject to subordination and the terms of such subordination;

•	any listing of the debt securities on any securities exchange;

•	if applicable, a discussion of certain U.S. federal income tax considerations, including those related to original issue discount, if applicable; and

•	any other material terms.

The debt securities may be secured or unsecured obligations. Unless the prospectus supplement states otherwise, principal, interest and premium, if any, will be paid by us in immediately available funds.

General

The indenture may provide that any debt securities proposed to be sold under this prospectus and the applicable prospectus supplement relating to such debt securities (“offered debt securities”) and any debt securities issuable upon conversion or exchange of other offered securities (“underlying debt securities”) may be issued under the indenture in one or more series.

For purposes of this prospectus, any reference to the payment of principal of, or interest or premium, if any, on, debt securities will include additional amounts if required by the terms of the debt securities.

Debt securities issued under an indenture, when a single trustee is acting for all debt securities issued under the indenture, are called the “indenture securities.” The indenture may also provide that there may be more than one trustee thereunder, each with respect to one or more different series of securities issued thereunder. See “Description of Debt Securities—Resignation of Trustee” below. At a time when two or more trustees are acting under an indenture, each with respect to only certain series, the term “indenture securities” means the one or more series of debt securities with respect to which each respective trustee is acting. In the event that there is more than one trustee under an indenture, the powers and trust obligations of each trustee described in this prospectus will extend only to the one or more series of indenture securities for which it is trustee. If two or more trustees are acting under an indenture, then the indenture securities for which each trustee is acting would be treated as if issued under separate indentures.

We refer you to the applicable prospectus supplement relating to any debt securities we may issue from time to time for information with respect to any deletions from, modifications of or additions to the Events of Default or covenants that are described below, including any addition of a covenant or other provision providing event risk or similar protection, that will be applicable with respect to such debt securities.

We have the ability to issue indenture securities with terms different from those of indenture securities previously issued and, without the consent of the holders thereof, to reopen a previous issue of a series of indenture securities and issue additional indenture securities of that series unless the reopening was restricted when that series was created.

Conversion and Exchange

If any debt securities are convertible into or exchangeable for other securities, the related prospectus supplement will explain the terms and conditions of the conversion or exchange, including the conversion price or exchange ratio (or the calculation method), the conversion or exchange period (or how the period will be determined), if conversion or exchange will be mandatory or at the option of the holder or us, provisions for adjusting the conversion price or the exchange ratio and provisions affecting conversion or exchange in the event of the redemption of the underlying debt securities. These terms may also include provisions under which the number or amount of other securities to be received by the holders of the debt securities upon conversion or exchange would be calculated according to the market price of the other securities as of a time stated in the prospectus supplement.

Payment and Paying Agents

We will pay interest to the person listed in the applicable trustee’s records as the owner of the debt security at the close of business on a particular day in advance of each due date for interest, even if that person no longer owns the debt security on the interest due date. That day, often approximately two weeks in advance of the interest due date, is called the “record date.” Because we will pay all the interest for an interest period to the holders on the record date, holders buying and selling debt securities must work out between themselves the appropriate purchase price. The most common manner is to adjust the sales price of the debt securities to prorate interest fairly between buyer and seller based on their respective ownership periods within the particular interest period. This prorated interest amount is called “accrued interest.”

Events of Default

Holders of debt securities of any series will have rights if an Event of Default occurs in respect of the debt securities of such series and is not cured, as described later in this subsection. The term “Event of Default” in respect of the debt securities of any series means any of the following:

•	we do not pay the principal of, or any premium on, a debt security of the series on its due date;

•	we do not pay interest on a debt security of the series within 30 days of its due date;

•	we do not deposit any sinking fund payment in respect of debt securities of the series on its due date and we do not cure this default within five days;

•	we remain in breach of a covenant in respect of debt securities of the series for 90 days after we receive a written notice of default stating we are in breach. The notice must be sent by either the trustee or holders of at least 25% of the principal amount of debt securities of the series;

•	we file for bankruptcy or certain other events of bankruptcy, insolvency or reorganization occur; and

•	any other Event of Default occurs in respect of debt securities of the series described in the prospectus supplement.

An Event of Default for a particular series of debt securities does not necessarily constitute an Event of Default for any other series of debt securities issued under the same or any other indenture. The trustee may withhold notice to the holders of debt securities of any default, except in the payment of principal, premium or interest, if it considers the withholding of notice to be in the best interests of the holders.

Remedies if an Event of Default Occurs

If an Event of Default has occurred and has not been cured or waived, the trustee or the holders of not less than 25% in principal amount of the debt securities of the affected series may declare the entire principal amount of all the debt securities of that series to be due and immediately payable. This is called a declaration of acceleration of maturity. A declaration of acceleration of maturity may be canceled by the holders of a majority in principal amount of the debt securities of the affected series if the default is cured or waived and certain other conditions are satisfied.

Except in cases of default, where the trustee has some special duties, the trustee typically is not required to take any action under an indenture at the request of any holders unless the holders offer the trustee reasonable protection from expenses and liability (called an “indemnity”). If reasonable indemnity is provided, the holders of a majority in principal amount of the outstanding debt securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. The trustee may refuse to follow those directions in certain circumstances.

Before a holder is allowed to bypass the trustee and bring its own lawsuit or other formal legal action or take other steps to enforce its rights or protect its interests relating to any debt securities, the following must occur:

•	the holder must give the trustee written notice that an Event of Default has occurred and remains uncured;

•	the holders of at least 25% in principal amount of all outstanding debt securities of the relevant series must make a written request that the trustee take action because of the default and must offer reasonable indemnity to the trustee against the cost and other liabilities of taking that action;

•	the trustee must not have taken action for 60 days after receipt of the above notice and offer of indemnity; and

•	the holders of a majority in principal amount of the debt securities must not have given the trustee a direction inconsistent with the above notice during that 60-day period.

However, a holder is entitled at any time to bring a lawsuit for the payment of money due on its debt securities on or after the due date. Each year, we will furnish to each trustee a written statement of certain of our officers certifying that to their knowledge we are in compliance with the indenture and the debt securities, or else specifying any default.

Waiver of Default

The holders of a majority in principal amount of the relevant series of debt securities may waive a default for all such series of debt securities. If this happens, the default will be treated as if it had not occurred. No one can waive a payment default on a holder’s debt security, however, without the holder’s approval.

Merger or Consolidation

Under the terms of an indenture, we may be permitted to consolidate or merge with another entity. We may also be permitted to sell all or substantially all of our assets to another entity. However, typically we may not take any of these actions unless all the following conditions are met:

•	if we do not survive such transaction or we convey, transfer or lease our properties and assets substantially as an entirety, the acquiring company must be a corporation, limited liability company, partnership or trust, or other corporate form, organized under the laws of any state of the United States or the District of Columbia, and such company must agree to be legally responsible for our debt securities, and, if not already subject to the jurisdiction of any state of the United States or the District of Columbia, the new company must submit to such jurisdiction for all purposes with respect to the debt securities and appoint an agent for service of process;

•	alternatively, we must be the surviving company;

•	immediately after the transaction no Event of Default will exist;

•	we must deliver certain certificates and documents to the trustee; and

•	we must satisfy any other requirements specified in the prospectus supplement relating to a particular series of debt securities.

Modification or Waiver

There are three types of changes we may make to an indenture and the debt securities issued thereunder, as described below.

Changes Requiring Approval

First, there are changes that we cannot make to debt securities without specific approval of all of the holders. The following is a list of the types of changes that may require specific approval:

•	change the stated maturity of the principal of or rate of interest on a debt security;

•	reduce any amounts due on a debt security;

•	reduce the amount of principal payable upon acceleration of the maturity of a security following a default;

•	at any time after a change of control has occurred, reduce any premium payable upon a change of control;

•	change the place or currency of payment on a debt security (except as otherwise described in the prospectus or prospectus supplement);

•	impair the right of holders to sue for payment;

•	adversely affect any right to convert or exchange a debt security in accordance with its terms;

•	reduce the percentage of holders of debt securities whose consent is needed to modify or amend the indenture;

•	reduce the percentage of holders of debt securities whose consent is needed to waive compliance with certain provisions of the indenture or to waive certain defaults;

•	modify any other aspect of the provisions of the indenture dealing with supplemental indentures, modification and waiver of past defaults, changes to the quorum or voting requirements or the waiver of certain covenants; and

•	change any obligation we have to pay additional amounts.

Changes Not Requiring Approval

The second type of change does not require any vote by the holders of the debt securities. This type is limited to clarifications and certain other changes that would not adversely affect holders of the outstanding debt securities in any material respect, including the addition of covenants and guarantees. We also do not need any approval to make any change that affects only debt securities to be issued under the indenture after the change takes effect.

Changes Requiring Majority Approval

Any other change to the indenture and the debt securities may require the following approval:

•	if the change affects only one series of debt securities, it must be approved by the holders of a majority in principal amount of that series; and

•	if the change affects more than one series of debt securities issued under the same indenture, it must be approved by the holders of a majority in principal amount of all of the series affected by the change, with all affected series voting together as one class for this purpose.

The holders of a majority in principal amount of all of the series of debt securities issued under an indenture, voting together as one class for this purpose, may waive our compliance obligations with respect to some of our covenants in that indenture. However, we cannot obtain a waiver of a payment default or of any of the matters covered by the bullet points included above under “Description of Debt Securities—Modification or Waiver—Changes Requiring Approval.”

Further Details Concerning Voting

When taking a vote on proposed changes to the indenture and the debt securities, we expect to use the following rules to decide how much principal to attribute to a debt security:

•	for original issue discount securities, we will use the principal amount that would be due and payable on the voting date if the maturity of these debt securities were accelerated to that date because of a default;

•	for debt securities whose principal amount is not known (for example, because it is based on an index), we will use a special rule for that debt security described in the related prospectus supplement; and

•	for debt securities denominated in one or more foreign currencies, we will use the U.S. dollar equivalent.

Debt securities will not be considered outstanding, and therefore not eligible to vote, if we have deposited or set aside in trust money for their payment or redemption. Debt securities will also not be eligible to vote if they have been fully defeased as described later under “Description of Debt Securities—Defeasance—Legal Defeasance.”

We generally will be entitled to set any day as a record date for the purpose of determining the holders of outstanding indenture securities that are entitled to vote or take other action under the indenture. If we set a record date for a vote or other action to be taken by holders of one or more series, that vote or action may be taken only by persons who are holders of outstanding indenture securities of those series on the record date and must be taken within 11 months following the record date.

Book-entry and other indirect holders will need to consult their banks or brokers for information on how approval may be granted or denied if we seek to change the indenture or the debt securities or request a waiver.

Defeasance

The following provisions will be applicable to each series of debt securities unless we state in the applicable prospectus supplement that the provisions of covenant defeasance and legal defeasance will not be applicable to that series.

Covenant Defeasance

We can make the deposit described below and be released from some of the restrictive covenants in the indenture under which the particular series was issued. This is called “covenant defeasance.” In that event, the holders would lose the protection of those restrictive covenants but would gain the protection of having money and government securities set aside in trust to repay holders’ debt securities. If applicable, a holder also would be released from the subordination provisions described under “Description of Debt Securities—Indenture Provisions—Subordination” below. In order to achieve covenant defeasance, we must do the following:

•	If the debt securities of the particular series are denominated in U.S. dollars, we must deposit in trust for the benefit of all holders of such debt securities a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates;

•	We may be required to deliver to the trustee a legal opinion of our counsel confirming that, under current U.S. federal income tax law, we may make the above deposit without causing the holders to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves at maturity; and

•	We must deliver to the trustee certain documentation stating that all conditions precedent to covenant defeasance have been complied with.

If we accomplish covenant defeasance, holders can still look to us for repayment of the debt securities if there were a shortfall in the trust deposit or the trustee is prevented from making payment. In fact, if one of the remaining Events of Default occurred (such as our bankruptcy) and the debt securities became immediately due and payable, there might be a shortfall. Depending on the event causing the default, holders may not be able to obtain payment of the shortfall.

Legal Defeasance

As described below, we can legally release ourselves from all payment and other obligations on the debt securities of a particular series (called “legal defeasance”), (1) if there is a change in U.S. federal tax law that allows us to effect the release without causing the holders to be taxed any differently than if the release had not occurred, and (2) if we put in place the following other arrangements for holders to be repaid:

•	If the debt securities of the particular series are denominated in U.S. dollars, we must deposit in trust for the benefit of all holders of such debt securities a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates;

•	We may be required to deliver to the trustee a legal opinion confirming that there has been a change in current U.S. federal tax law or an Internal Revenue Service ruling that allows us to make the above deposit without causing the holders to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves at maturity. Under current U.S. federal tax law, the deposit and our legal release from the debt securities would be treated as though we paid each holder its share of the cash and notes or bonds at the time the cash and notes or bonds were deposited in trust in exchange for its debt securities and holders would recognize gain or loss on the debt securities at the time of the deposit; and

•	We must deliver to the trustee a legal opinion and officers’ certificate stating that all conditions precedent to legal defeasance have been complied with.

If we ever did accomplish legal defeasance, as described above, holders would have to rely solely on the trust deposit for repayment of the debt securities. Holders could not look to us for repayment in the unlikely event of any shortfall. Conversely, the trust deposit would most likely be protected from claims of our lenders and other creditors if we ever became bankrupt or insolvent. If applicable, holders would also be released from the subordination provisions described later under “Description of Debt Securities—Indenture Provisions—Subordination.”

Resignation of Trustee

Each trustee may resign or be removed with respect to one or more series of indenture securities provided that a successor trustee is appointed to act with respect to such series. In the event that two or more persons are acting as trustee with respect to different series of indenture securities under the indenture, each of the trustees will be a trustee of a trust separate and apart from the trust administered by any other trustee.

Indenture Provisions—Subordination

Upon any distribution of our assets upon our dissolution, winding up, liquidation or reorganization, the payment of the principal of (and premium, if any) and interest on any indenture securities denominated as subordinated debt securities is to be subordinated to the extent provided in the indenture in right of payment to the prior payment in full of all Senior Indebtedness (defined below), but our obligation to holders to make payment of the principal of (and premium, if any) and interest on such subordinated debt securities will not otherwise be affected. In addition, no payment on account of principal (or premium, if any), interest or sinking fund, if any, may be made on such subordinated debt securities at any time unless full payment of all amounts due in respect of the principal (and premium, if any), interest and sinking fund, if any, on Senior Indebtedness has been made or duly provided for in money or money’s worth.

In the event that, notwithstanding the foregoing, any payment from us is received by the trustee in respect of subordinated debt securities or by the holders of any of such subordinated debt securities before all Senior Indebtedness is paid in full, the payment or distribution must be paid over to the holders of the Senior Indebtedness or on their behalf for application to the payment of all the Senior Indebtedness remaining unpaid until all the Senior Indebtedness has been paid in full, after giving effect to any concurrent payment or distribution to the holders of the Senior Indebtedness. Subject to the payment in full of all Senior Indebtedness, the holders of such subordinated debt securities will be subrogated to the rights of the holders of the Senior Indebtedness to the extent of payments made to the holders of the Senior Indebtedness out of the distributive share of such subordinated debt securities.

By reason of this subordination, in the event of a distribution of our assets upon our insolvency, certain of our senior creditors may recover more, ratably, than holders of any subordinated debt securities. The related indenture will provide that these subordination provisions will not apply to money and securities held in trust under the defeasance provisions of the indenture.

“Senior Indebtedness” will be defined in an applicable indenture as the principal of (and premium, if any) and unpaid interest on:

•	our indebtedness (including indebtedness of others guaranteed by us), whenever created, incurred, assumed or guaranteed, for money borrowed (other than indenture securities issued under the indenture and denominated as subordinated debt securities), unless in the instrument creating or evidencing the same or under which the same is outstanding it is provided that this indebtedness is not senior or prior in right of payment to the subordinated debt securities; and

•	renewals, extensions, modifications and refinancings of any of such indebtedness.

The prospectus supplement accompanying any series of indenture securities denominated as subordinated debt securities will set forth the approximate amount of our Senior Indebtedness outstanding as of a recent date.

Trustee

We intend to name the indenture trustee for each series of indenture securities in the related prospectus supplement.

Certain Considerations Relating to Foreign Currencies

Debt securities denominated or payable in foreign currencies may entail significant risks. These risks include the possibility of significant fluctuations in the foreign currency markets, the imposition or modification of foreign exchange controls and potential illiquidity in the secondary market. These risks will vary depending upon the currency or currencies involved and will be more fully described in the applicable prospectus supplement.

Governing Law

The indentures and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF RIGHTS

The following is a general description of the terms of the rights we may issue from time to time unless we provide otherwise in the applicable prospectus supplement. Particular terms of any rights we offer will be described in the prospectus supplement relating to such rights.

General

We may issue rights to purchase common stock, preferred stock, debt securities or units. Rights may be issued independently or together with other securities and may or may not be transferable by the person purchasing or receiving the rights. In connection with any rights offering to our stockholders, we may enter into a standby underwriting, backstop or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. In connection with a rights offering to our stockholders, we would distribute certificates evidencing the rights and a prospectus supplement to our stockholders on or about the record date that we set for receiving rights in such rights offering.

The applicable prospectus supplement will describe the following terms of any rights we may issue, including some or all of the following:

•	the title and aggregate number of the rights;

•	the subscription price or a formula for the determination of the subscription price for the rights and the currency or currencies in which the subscription price may be payable;

•	if applicable, the designation and terms of the securities with which the rights are issued and the number of rights issued with each such security or each principal amount of such security;

•	the number or a formula for the determination of the number of the rights issued to each stockholder;

•	the extent to which the rights are transferable;

•	in the case of rights to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one right;

•	in the case of rights to purchase common stock or preferred stock, the type of stock and number of shares of stock purchasable upon exercise of one right;

•	the date on which the right to exercise the rights will commence, and the date on which the rights will expire (subject to any extension);

•	if applicable, the minimum or maximum amount of the rights that may be exercised at any one time;

•	the extent to which such rights include an over-subscription privilege with respect to unsubscribed securities;

•	if applicable, the procedures for adjusting the subscription price and number of shares of common stock or preferred stock purchasable upon the exercise of each right upon the occurrence of certain events, including stock splits, reverse stock splits, combinations, subdivisions or reclassifications of common stock or preferred stock;

•	the effect on the rights of any merger, consolidation, sale or other disposition of our business;

•	the terms of any rights to redeem or call the rights;

•	information with respect to book-entry procedures, if any;

•	the terms of the securities issuable upon exercise of the rights;

•	if applicable, the material terms of any standby underwriting, backstop or other purchase arrangement that we may enter into in connection with the rights offering;

•	if applicable, a discussion of certain U.S. federal income tax considerations; and

•	any other terms of the rights, including terms, procedures and limitations relating to the exchange and exercise of the rights.

Exercise of Rights

Each right will entitle the holder to purchase for cash or other consideration such shares of stock or principal amount of securities at the subscription price as shall in each case be set forth in, or be determinable as set forth in, the prospectus supplement relating to the rights offered thereby. Rights may be exercised as set forth in the applicable prospectus supplement beginning on the date specified therein and continuing until the close of business on the expiration date set forth in the prospectus supplement relating to the rights offered thereby. After the close of business on the expiration date, unexercised rights will become void.

Upon receipt of payment and a subscription certificate properly completed and duly executed at the corporate trust office of the subscription agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon such exercise. If less than all of the rights represented by such subscription certificate are exercised, a new subscription certificate will be issued for the remaining rights. If we so indicate in the applicable prospectus supplement, holders of the rights may surrender securities as all or part of the exercise price for rights.

We may determine to offer any unsubscribed offered securities directly to stockholders, persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting, backstop or other arrangements, as set forth in the applicable prospectus supplement.

Prior to exercising their rights, holders of rights will not have any of the rights of holders of the securities purchasable upon subscription, including, in the case of rights to purchase common stock or preferred stock, the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding up or to exercise any voting rights or, in the case of rights to purchase debt securities, the right to receive principal, premium, if any, or interest payments, on the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture.

DESCRIPTION OF UNITS

We may issue units comprising one or more securities described in this prospectus in any combination. The following description sets forth certain general terms and provisions of the units that we may offer pursuant to this prospectus. The particular terms of the units and the extent, if any, to which the general terms and provisions may apply to the units so offered will be described in the applicable prospectus supplement.

Each unit will be issued so that the holder of the unit also is the holder of each security included in the unit. Thus, the unit will have the rights and obligations of a holder of each included security. Units will be issued pursuant to the terms of a unit agreement, which may provide that the securities included in the unit may not be held or transferred separately at any time or at any time before a specified date. A copy of the forms of the unit agreement and the unit certificate relating to any particular issue of units will be filed with the SEC each time we issue units, and you should read those documents for provisions that may be important to you. For more information on how you can obtain copies of the forms of the unit agreement and the related unit certificate, see “Where You Can Find More Information.”

The prospectus supplement relating to any particular issuance of units will describe the terms of those units, including, to the extent applicable, the following:

•	the designation and terms of the units and the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provision for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•	whether the units will be issued in fully registered or global form.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus in any one or more of the following ways from time to time:

•	to or through one or more underwriters, initial purchasers, brokers or dealers;

•	through agents to investors or the public;

•	in short or long transactions;

•	through put or call option transactions relating to our common stock;

•	directly to agents or other purchasers;

•	in “at the market offerings” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;

•	though a combination of any such methods of sale; or

•	through any other method described in the applicable prospectus supplement.

The applicable prospectus supplement will set forth the terms of the offering and the method of distribution and will identify any firms acting as underwriters, initial purchasers, dealers or agents in connection with the offering, including:

•	the terms of the offering;

•	the names of any underwriters, dealers or agents;

•	the name or names of any managing underwriter or underwriters;

•	the purchase price of the securities and the proceeds to us from the sale;

•	any over-allotment options under which the underwriters may purchase additional shares of common stock from us;

•	any underwriting discounts, concessions, commissions or agency fees and other items constituting compensation to underwriters, dealers or agents;

•	any delayed delivery arrangements;

•	any public offering price;

•	any discounts or concessions allowed or re-allowed or paid by underwriters or dealers to other dealers; or

•	any securities exchange or market on which the common stock offered in the prospectus supplement may be listed.

If we use underwriters for a sale of securities, the underwriters will acquire the securities for their own account for resale to the public, either on a firm commitment basis or a best efforts basis. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer the securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities hereunder, an underwriting agreement will be executed with the underwriter or underwriters at the time an agreement for sale is reached. Unless we inform you otherwise in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions. We may change from time to time any public offering price and any discounts or concessions the underwriters allow or pay to dealers.

During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if the offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, the underwriters may discontinue these activities at any time.

Some or all of the securities that we offer though this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we sell our securities for public offering and sale may make a market in those securities, but they will not be obligated to do so and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities that we offer.

If dealers are used for the sale of securities, we, or an underwriter, will sell the securities to them as principals. The dealers may then resell those securities to the public at varying prices determined by the dealers at the time of resale. We will include in the applicable prospectus supplement the names of the dealers and the terms of the transaction.

We may also sell the securities through agents designated from time to time. In the applicable prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable to the agent. Unless we inform you otherwise in the applicable prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly in transactions not involving underwriters, dealers or agents.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any such sales in the prospectus supplement.

Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the applicable securities laws and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the applicable securities laws. We will identify in the applicable prospectus supplement any underwriters, dealers or agents and will describe their compensation. We may have agreements with the underwriters, dealers and agents to indemnify them against specified civil liabilities, including liabilities under the applicable securities laws.

Underwriters, dealers and agents may engage in transactions with or perform services for us in the ordinary course of their businesses for which they may receive customary fees and reimbursement of expenses.

We may use underwriters with whom we have a material relationship. We will describe the nature of such relationship in the applicable prospectus supplement.

Under the securities laws of some states, the securities offered by this prospectus may be sold in those states only through registered or licensed brokers or dealers.

We may enter into hedging transactions with broker-dealers and the broker-dealers may engage in short sales of the securities in the course of hedging the positions they assume with us, including, without limitation, in connection with distributions of the securities by those broker-dealers. We may enter into option or other transactions with broker-dealers that involve the delivery of the securities offered hereby to the broker-dealers, who may then resell or otherwise transfer those securities. We may also loan or pledge the securities offered hereby to a broker-dealer and the broker-dealer may sell the securities offered hereby so loaned or upon a default may sell or otherwise transfer the pledged securities offered hereby.

DIVIDEND POLICY

We have never declared or paid cash dividends on our common or preferred stock. We currently intend to retain all available funds and any future earnings for use in the operation of our business and do not anticipate paying any cash dividends in the foreseeable future. Any future determination to declare cash dividends will be made at the discretion of our board of directors and will depend on our financial condition, results of operations, capital requirements, general business conditions, and other factors that our board of directors may deem relevant.

LEGAL MATTERS

The validity of the shares of common stock offered by this prospectus will be passed upon for us by Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP, Boston, Massachusetts.

EXPERTS

The audited financial statements of Histogenics Corporation incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

Up to $10,000,000

Common Stock

Prospectus Supplement

Canaccord Genuity

March 15, 2018